    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 1998



                                                  REGISTRATION NOS. 333-40583


                                                                    333-40583-01


                                                                    333-40583-02


                                                                    333-40583-03


                                                                    333-40583-04

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

       AMERICAN GENERAL CORPORATION                           TEXAS                                     74-0483432
        AMERICAN GENERAL CAPITAL I                           DELAWARE                               TO BE APPLIED FOR
       AMERICAN GENERAL CAPITAL II                           DELAWARE                               TO BE APPLIED FOR
       AMERICAN GENERAL CAPITAL III                          DELAWARE                               TO BE APPLIED FOR
       AMERICAN GENERAL CAPITAL IV                           DELAWARE                               TO BE APPLIED FOR
      (Exact name of each registrant             (State or other jurisdiction of           (I.R.S. Employer Identification No.)
       as specified in its charter)               incorporation or organization)

                               MARK S. BERG, ESQ.
                               2929 ALLEN PARKWAY
                           HOUSTON, TEXAS 77019-2155
                                 (713) 522-1111
    (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices and agent for service)

                                   Copies to:

                    SCOTT N. WULFE, ESQ.                                          JOHN H. NEWMAN, ESQ.
                   VINSON & ELKINS L.L.P.                                           BROWN & WOOD LLP
                  1001 FANNIN, SUITE 2300                                        ONE WORLD TRADE CENTER
                    HOUSTON, TEXAS 77002                                        NEW YORK, NEW YORK 10048
                       (713) 758-2222                                                (212) 839-5300

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined in light of market conditions and other factors.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                             ------------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------


    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                             ---------------------


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE

This Registration Statement contains the following two separate prospectuses:


     1. A form of prospectus to be used in connection with offerings by American General Corporation of its Debt Securities, Common Stock, Preferred Stock, and/or Warrants to purchase its Debt Securities, Common Stock or Preferred Stock.



     2. A form of prospectus to be used in connection with offerings by (i) American General Corporation of its junior subordinated debt securities, and/or
(ii) American General Capital I, American General Capital II, American General Capital III, and American General Capital IV of their preferred securities, together with junior subordinated debt securities and guarantees of American General Corporation.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS
                 SUBJECT TO COMPLETION, DATED FEBRUARY 9, 1998

                                      LOGO

                                 $1,500,000,000

                          AMERICAN GENERAL CORPORATION
            DEBT SECURITIES AND WARRANTS TO PURCHASE DEBT SECURITIES
                  PREFERRED STOCK AND PREFERRED STOCK WARRANTS
                     COMMON STOCK AND COMMON STOCK WARRANTS
                            ------------------------

    American General Corporation ("American General" or the "Company") may offer from time to time, together or separately, (i) one or more series of its unsecured debt securities ("Debt Securities") which may be either senior (the "Senior Securities") or senior subordinated (the "Subordinated Securities") in priority of payment, both of which may be convertible or exchangeable into common stock, par value $.50 per share, of the Company ("Common Stock"), preferred stock, par value $1.50 per share, of the Company ("Preferred Stock"), other Debt Securities, Debt Warrants, Common Stock Warrants or Preferred Stock Warrants (each as herein defined); (ii) warrants (without limitation as to number or offering price) to purchase Debt Securities ("Debt Warrants"); (iii) shares of Preferred Stock, which may be convertible into shares of Common Stock or exchangeable for Debt Securities; (iv) warrants (without limitation as to number or offering price) to purchase Preferred Stock ("Preferred Stock Warrants"); (v) shares of Common Stock and (vi) warrants (without limitation as to number or offering price) to purchase Common Stock ("Common Stock Warrants"), in amounts, at prices and on terms to be determined at the time of the offering. The Debt Securities, Debt Warrants, Preferred Stock, Preferred Stock Warrants, Common Stock and Common Stock Warrants are collectively referred to herein as the "Securities."

    The Senior Securities will rank equally with all other unsubordinated and unsecured indebtedness of the Company. The Subordinated Securities will be unsecured and subordinated as described under "Description of Debt
Securities -- Subordination."

    When a particular series of Securities is offered, a supplement to this Prospectus (a "Prospectus Supplement") setting forth certain terms of the offered Securities will be delivered together with this Prospectus. The applicable Prospectus Supplement, among other things and where applicable, will include: (i) with regard to Debt Securities, the specific designation, priority, aggregate principal amount, rate (which may be fixed or variable) and time of payment of any interest, authorized denominations, maturity, offering price, place or places of payment, redemption terms at the option of the Company, terms of any repayment at the option of the holder, terms for sinking fund payments, terms for conversion or exchange into other securities, provisions regarding original issue discount securities, and other terms of such Debt Securities;
(ii) with regard to Preferred Stock, the specific designation, number of shares, title, stated value and liquidation preference of each share, issuance price, dividend rate or method of calculation, dividend periods, dividend payment dates, any redemption or sinking fund provisions, any conversion or exchange provisions, any voting rights, and other specific terms thereof; (iii) with respect to Common Stock, the number of shares, issuance price and other terms thereof; and (iv) with regard to Debt Warrants, Preferred Stock Warrants and Common Stock Warrants, where applicable, the duration, amount, offering price, exercise price, terms of the securities for which they are exercisable, any voting rights, detachability and other terms thereof. The applicable Prospectus Supplement may also contain applicable information about certain federal income tax, accounting and other considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.

    The aggregate initial public offering price of all Securities which may be sold under this Prospectus shall not exceed $1,500,000,000, less the aggregate initial public offering price of any securities of certain American General funding entities which are sold under a separate prospectus which also constitutes a part of the Registration Statement of which this Prospectus constitutes a part. See "Available Information."

    The Company may sell the Securities directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If any such agents, underwriters or dealers are involved in the sale of the Securities in respect of which this Prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable agent's commission, underwriter's discount or dealer's purchase price and the net proceeds to the Company from such sale will be set forth in, or may be calculated on the basis set forth in, the applicable Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for any such agents, underwriters and dealers.

    This Prospectus may not be used to consummate sales of the Securities without the delivery of one or more Prospectus Supplements.

                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------


                The date of this Prospectus is          , 1998.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or from the Commission's Web site at "http://www.sec.gov". In addition, such material may also be inspected and copied at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and The Pacific Stock Exchange, Incorporated, 301 Pine Street, San Francisco, California 94104.

     The Company, American General Capital I, American General Capital II, American General Capital III and American General Capital IV have filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

     In addition to this Prospectus, the Registration Statement contains another prospectus which relates to the offer and sale from time to time of "Preferred Securities" (as defined therein) of American General Capital I, American General Capital II, American General Capital III and American General Capital IV and junior subordinated debt securities and guarantees of the Company. Certain payment obligations of such entities under any such Preferred Securities would be guaranteed by the Company to the extent set forth in such prospectus and any applicable prospectus supplement thereto. The $1,500,000,000 aggregate maximum initial public offering price of Securities which may be sold under this Prospectus will be reduced by the amount of the aggregate initial public offering price of any Preferred Securities and any junior subordinated debt securities sold separately from Preferred Securities under such other prospectus.

     Statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                           INCORPORATION BY REFERENCE

     The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 1-7981), are incorporated herein by reference:

        - the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

        - the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

        - the Company's Current Report on Form 8-K dated February 12, 1997 with respect to the announcement of the signing of a merger agreement with USLIFE Corporation;

        - the Company's Current Report on Form 8-K dated February 21, 1997 with respect to the filing of the Company's historical Consolidated Financial Statements for the three years ended December 31, 1996 and the related Management's Discussion and Analysis;

        - the Company's Current Report on Form 8-K dated August 15, 1997 with respect to the consolidated total revenues, net income and net income per share of the Company for the one month and seven months ended July 31, 1997, which reflect the acquisition of USLIFE Corporation using the pooling of interests method of accounting;


        - the Company's Current Report on Form 8-K dated September 11, 1997 with respect to the announcement of a definitive agreement under which the Company will acquire the remaining common equivalent shares of Western National Corporation;



        - the Company's Current Report on Form 8-K dated October 10, 1997 with respect to the filing of the Company's consolidated balance sheets as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity, common stock activity, and cash flows, and Management's Discussion and Analysis, for the three years ended December 31, 1996, restated to include the acquisition of USLIFE Corporation using the pooling of interests method of accounting;



        - the Company's Current Report on Form 8-K dated January 26, 1998 with respect to certain management compensation information; and



        - the Company's Current Report on Form 8-K dated January 27, 1998 with respect to the Company's earnings release for the year ended December 31, 1997.


     Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the filing of the Registration Statement and prior to the termination of the offering of the Securities made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such document.

     Any statement contained herein, in a Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, in a Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Company, 2929 Allen Parkway, Houston, Texas 77019-2155, Attention: Treasury Department, telephone (713) 831-1949.

               INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

     Certain of the statements contained in documents incorporated herein by reference may be considered forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are made based upon American General's current expectations and beliefs concerning future developments and their potential effects upon American General. There can be no assurance that future developments affecting American General will be those anticipated by its management. Actual results may differ materially from those included in the forward-looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: changes in general economic conditions, including the performance of financial markets, interest rates, and the level of personal bankruptcies; customer responsiveness to both new products and distribution channels; competitive, regulatory, or tax changes that affect the cost of or demand for American General's products; adverse litigation results; American General's ability to render its computer systems year 2000 compliant; American General's failure to achieve anticipated levels of earnings or operational efficiencies related to recently acquired companies, as well as other cost-saving initiatives; and difficulties in combining the operations of American General with the operations of each of Western National Corporation, USLIFE Corporation and Home Beneficial Corporation.

                                  THE COMPANY


     The Company, with assets of $80.6 billion and shareholders' equity of $7.6 billion as of December 31, 1997, is the parent company of one of the nation's largest diversified financial services organizations. The Company provides financial services to consumers, emphasizing personal service and frequent customer contact.


     Since American General is a holding company, rights to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of Securities to benefit indirectly from such distribution) are subject to the prior claims of creditors of that subsidiary, except to the extent that American General may itself be a creditor of that subsidiary. Claims on American General's subsidiaries by other creditors include substantial claims for policy benefits and debt obligations, as well as other liabilities incurred in the ordinary course of business. In addition, since many of American General's subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such subsidiaries to pay dividends to American General without prior regulatory approval is limited by applicable laws and regulations. Further, certain non-insurance subsidiaries are similarly restricted in their ability to make dividend payments by long-term debt agreements. At December 31, 1996, the amount available to the Company for dividends from subsidiaries not limited by such restrictions was approximately $750 million.

     The principal executive offices of American General are located at 2929 Allen Parkway, Houston, Texas 77019-2155, and its telephone number is (713) 522-1111.

                                USE OF PROCEEDS

     Except as may otherwise be provided in an applicable Prospectus Supplement, the net proceeds to be received by the Company from the sale of the Securities being offered hereby will be added to American General's general corporate funds and may be used for the repayment of long- or short-term indebtedness or for other general corporate purposes.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated.

                                                NINE MONTHS
                                                   ENDED
                                               SEPTEMBER 30,        YEAR ENDED DECEMBER 31,
                                               --------------   --------------------------------
                                               1997     1996    1996   1995   1994   1993   1992
                                               -----    -----   ----   ----   ----   ----   ----
Ratio of earnings to fixed charges:
  Consolidated operations....................    2.3      2.7   2.5    2.3    2.6    2.3    2.5
  Consolidated operations, corporate fixed
     charges only............................    5.6      7.2   6.4    5.3    6.3    5.3    5.5
Ratio of earnings to combined fixed charges
  and preferred stock dividends:
  Consolidated operations....................    1.9      2.5   2.3    2.2    2.6    2.3    2.5
  Consolidated operations, corporate fixed
     charges and preferred stock dividends
     only....................................    3.3      5.4   4.7    4.7    6.3    5.3    5.5

     For purposes of computing these ratios, earnings represent income before income tax expense, net dividends on preferred securities of subsidiaries, and the cumulative effect of accounting changes, adjusted for undistributed income of an equity investee and fixed charges (excluding capitalized interest). Fixed charges consist primarily of interest expense (including capitalized interest) on short-term and long-term borrowings. Preferred stock dividends consist of dividends on preferred securities of subsidiaries and convertible preferred stock.

                         DESCRIPTION OF DEBT SECURITIES

     The Senior Securities are to be issued under a Senior Indenture, dated as of November 15, 1997 (the "Senior Indenture"), between the Company and Bankers Trust Company, as trustee, and the Subordinated Securities are to be issued under a Senior Subordinated Indenture, dated as of November 15, 1997 (the "Subordinated Indenture"), between the Company and Bankers Trust Company, as trustee. Bankers Trust Company, in its capacity as trustee under the Senior Indenture and the Subordinated Indenture, is referred to herein as the "Trustee."

     The forms of the Senior Indenture and the Subordinated Indenture (being sometimes referred to herein collectively as the "Indentures" and each individually as an "Indenture") are filed as exhibits to the Registration Statement. The statements and descriptions in this Prospectus or in any Prospectus Supplement regarding provisions of the Debt Securities and the Indentures are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures and the Debt Securities, including the definitions therein of certain terms. Certain capitalized terms used herein are defined in the Indentures. Wherever particular sections of the Indentures or terms that are defined in the Indentures are referred to herein or in a Prospectus Supplement, it is intended that such sections or defined terms shall be incorporated by reference herein or therein, as the case may be.

     The Indentures allow for the issuance of Debt Securities denominated in foreign currencies and/or in bearer form. The Company does not intend to issue any such Debt Securities pursuant to this Prospectus. Accordingly, certain provisions of the Indentures relating to such Debt Securities are not described herein.

GENERAL

     The Debt Securities will be direct, unsecured obligations of the Company. The indebtedness represented by the Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Superior Indebtedness of the Company as described under "-- Subordination."

     The Debt Securities may be issued in one or more series. The particular terms of each series of Debt Securities, as well as any modifications or additions to the general terms of the Debt Securities as described herein which may be applicable in the case of a particular series of Debt Securities, are described in the Prospectus Supplement relating to such series of Debt Securities. Accordingly, for a description of the terms of a particular series of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and to the description of Debt Securities set forth in this Prospectus.

     Reference is made to the Prospectus Supplement for the terms of the particular series of Debt Securities being offered thereby, including but not limited to the following: (1) the title of such Debt Securities and the series in which such Debt Securities shall be included; (2) any limit on the aggregate principal amount of such Debt Securities; (3) the percentage of their principal amount at which such Debt Securities will be issued and, in the case of Original Issue Discount Securities, the principal amount thereof payable upon acceleration of the maturity thereof; (4) the date or dates on which the principal of such Debt Securities is payable or the manner in which such dates are determined; (5) the rate or rates (which may be fixed or variable) or amount or amounts per annum at which such Debt Securities will bear interest, if any, or the method of determining such rate or amount; (6) the date from which such interest, if any, on such Debt Securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the record dates for such interest payment dates, if any; (7) the right, if any, of the Company to extend an interest payment period;
(8) the place of payment (if other than New York City) and the place where such Debt Securities may be surrendered for registration of transfer or exchange or for conversion; (9) the terms of any mandatory or optional redemption (including any sinking fund provisions or any provisions for repayment at the option of a Holder or upon the occurrence of a specified event); (10) whether such Debt Securities shall be convertible or exchangeable for other securities and, if so, the terms of any such conversion or exchange and the terms of such other securities; (11) whether such Debt Securities are to be issued initially or permanently in the form of a global Debt Security and, if so, the identity of the Depository (hereinafter defined) for such global Debt Security; (12) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to such Debt Securities and any change in the rights of the Trustee or the Holders to accelerate the maturity of such Debt Securities; and (13) any other terms of such Debt Securities. Debt Securities may also be issued under the Indentures upon the exercise of Debt Warrants. See "Description of Warrants -- Debt Warrants."

     The Indentures do not limit the aggregate principal amount of Debt Securities that may be issued thereunder or of any particular series of such Debt Securities and provide that the Debt Securities may be issued thereunder from time to time in one or more series up to the aggregate principal amount which may be authorized from time to time by the Company. (Section 301 of each Indenture) All Debt Securities issued under an Indenture will rank equally and ratably with any additional Debt Securities issued thereunder.

     Unless the Prospectus Supplement relating to a particular issuance of Debt Securities specifies otherwise, Debt Securities will be issued in denominations of $1,000 and integral multiples thereof. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 302 and 305 of each Indenture)

     Some of the Debt Securities may be issued under the Indentures as Original Issue Discount Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the Prospectus Supplement relating thereto.

     Unless otherwise indicated in the Prospectus Supplement relating to a particular series of Debt Securities, the principal of and any premium or interest on Debt Securities issued in certificated form will be payable, and, subject to certain limitations, the transfer of Debt Securities will be registrable, at the office of the Trustee designated for that purpose in New York City, provided that, at the option of the Company, interest may be paid by check, wire transfer or any other means permitted in the form of such Debt Securities. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on a Debt Security will be made to the person in whose name such Debt Security is registered at the close of business on the record date for such interest. In the case of global Debt Securities (which will be registered in the name of the Depository or its nominee), payment will be made to the Depository or its nominee in accordance with the then-existing arrangements between the paying agent(s) for such global Debt Securities and the Depository. See "-- Global Debt Securities." (Sections 305, 307 and 1002 of each Indenture)

     The Indentures do not contain any provision that limits the ability of the Company to incur indebtedness (either directly or through merger or consolidation) or that would afford Holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company, except as described herein under "-- Limitations on Liens" and "-- Merger and Consolidation." Reference is made to the Prospectus Supplement relating to the series of Debt Securities offered thereby for information with respect to any deletions from, modifications of, or additions to, the Events of Default or covenants that may be included in the terms of such series of Debt Securities, including any addition of a covenant or other provision providing event risk or similar protection.

     Under the Indentures, the Company will have the ability, in addition to the ability to issue Debt Securities with terms different from those of Debt Securities previously issued, to "reopen" a previous issue of a series of Debt Securities and issue additional Debt Securities of such series.

LIMITATIONS ON LIENS

     The Senior Indenture provides that, unless otherwise specified in a Prospectus Supplement relating to a particular Series of Debt Securities, the Company will not, and will not permit any Designated Subsidiary (as defined below) to, directly or indirectly, create, issue, assume, incur or guarantee any indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future common stock of a Designated Subsidiary, unless the Senior Securities and, if the Company so elects, any other indebtedness of the Company ranking at least pari passu with the Senior Securities, shall be secured equally and ratably with (or prior to) such other secured indebtedness for money borrowed so long as it is outstanding and is so secured. (Section 1007 of the Senior Indenture) The Subordinated Indenture does not contain a comparable provision.


     The term "Designated Subsidiary" means any present or future consolidated Subsidiary of the Company the consolidated assets of which constitute 15 percent or more of the consolidated assets of the Company. As of December 31, 1997, the Company's Designated Subsidiaries were AGC Life Insurance Company, American General Life Insurance Company and The Variable Annuity Life Insurance Company.


EVENTS OF DEFAULT, NOTICE AND WAIVER

     If an Event of Default with respect to any Debt Securities of any series Outstanding under either of the Indentures shall occur and be continuing, the Trustee under such Indenture or the Holders of at least 25% in principal amount of the Debt Securities of that series Outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the Debt Securities of that series) of all the Debt Securities of that series Outstanding to be due and payable immediately; provided, that in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that if all Events of Default with respect to Debt Securities of that series shall have been cured, or waived as hereinafter provided, and all amounts due otherwise than on account of such acceleration shall have been paid or deposited with the Trustee, the Holders of a majority in aggregate principal amount of the Debt Securities of that series then Outstanding may rescind and annul such acceleration and its consequences. (Section 502 of each Indenture) Upon acceleration of the Maturity of Original Issue Discount Securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the Prospectus Supplement relating to any Original Issue Discount Securities for the particular provisions relating to acceleration of the Maturity thereof. Any past default under either Indenture with respect to Debt Securities of any series, and any Event of Default arising therefrom, may be waived by the Holders of a majority in principal amount of all Debt Securities of such series Outstanding under such Indenture, except in the case of (i) default in the payment of the principal of or any premium or interest on any Debt Securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513 of each Indenture)

     Unless the Prospectus Supplement relating to a particular issuance of Debt Securities specifies otherwise, each of the following constitutes an Event of Default with respect to each series of Debt Securities under each Indenture: (a) default in the payment of any interest upon any Debt Security of such series when such interest becomes due and payable, and continuance of such default for a period of 30 days; (b) default in the payment of the principal of and any premium on any Debt Security of such series when it becomes due and payable, whether at the Stated Maturity, upon redemption or repayment, by acceleration or otherwise; (c) default in the making of any sinking fund payment on any Debt Security of such series; (d) default in the performance or breach of any covenant or warranty of the Company contained in the applicable Indenture for the benefit of such series or in the Debt Securities of such series, and the continuance of such default or breach for 90 days after written notice has been given as provided in such Indenture; (e) acceleration of the maturity of any indebtedness for money borrowed of the Company in a principal amount in excess of $25,000,000 if such acceleration is not annulled or such indebtedness is not discharged within 15 days after written notice as provided in such Indenture;
(f) certain events in bankruptcy, insolvency or reorganization; and (g) any other Event of Default provided with respect to the Debt Securities of such series. (Section 501 of each Indenture)

     The Trustee is required, within 90 days after the occurrence of a default with respect to the Debt Securities of any series which is known to the Trustee and is continuing (without regard to any grace period or notice requirements), to give to the Holders of the Debt Securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of or any premium or interest on any Debt Securities of such series or in the payment of any sinking fund installment with respect to the Debt Securities of such series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Holders of the Debt Securities of such series; and provided further that, in the case of any default referred to in clause (d) of the preceding paragraph with respect to the Debt Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. (Section 602 of each Indenture)

     The Trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the Holders of the Debt Securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the Indentures at the request of the Holders of the Debt Securities of such series. (Sections 601 and 603 of each Indenture) Subject to such right of indemnification and to certain other limitations, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series under either Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series. (Section 512 of each Indenture)

     No Holder of a Debt Security of any series may institute any action against the Company under either of the Indentures (except actions for payment of overdue principal of, premium, if any, or interest on such Debt Security or for the conversion or exchange of such Debt Security in accordance with its terms) unless the Holders of at least 25% in aggregate principal amount of the Debt Securities of that series then Outstanding under such Indenture shall have requested the Trustee to institute such action and offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and the Trustee shall not have instituted such action within 60 days of such request. (Sections 507 and 508 of each Indenture)

     The Company is required to furnish annually to the Trustee statements as to the Company's compliance with all conditions and covenants under each Indenture. (Section 1005 of each Indenture)

MERGER AND CONSOLIDATION

     The Company may consolidate with, merge with or into, or sell or convey all or substantially all of its assets to, any other corporation, association, company or business trust, provided that (a) (i) in the case of a merger, the Company is the surviving company in the merger, or (ii) the entity surviving the merger, formed by such consolidation or which acquires such assets shall be a corporation, association, company or business trust organized and existing under the laws of The United States of America or a state thereof and shall expressly assume payment of the principal of and any premium and interest on the Debt Securities and the performance and observance of all of the covenants and conditions of the Indentures to be performed or observed by the Company and (b) the Company or such successor entity, as the case may be, shall not immediately thereafter be in default in the performance of any such covenant or condition. The Senior Indenture also provides an additional condition that the Company or such successor entity shall not immediately after such consolidation, merger or sale have outstanding (or otherwise be liable for) any indebtedness for money borrowed secured by a mortgage, pledge, lien, security interest or other encumbrance prohibited by the provisions of the Senior Indenture relating to limitations on liens or shall have secured the Outstanding Senior Securities equally and ratably with (or prior to) such other secured indebtedness for money borrowed so long as it is outstanding and is so secured. (Section 801 of each Indenture)

MODIFICATION AND WAIVER

     Modification and amendment of each of the Indentures may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby,
(a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security; (b) reduce the principal amount of or the amount of interest on or any premium payable with respect to any Debt Security; (c) reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration of the Maturity thereof or that would be provable in bankruptcy; (d) adversely affect any right of repayment at the option of the Holder of any Debt Security; (e) change the place or currency of payment of the principal of or any premium or interest on any Debt Security; (f) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity, or any date of redemption or repayment, thereof; (g) adversely affect any right to convert or exchange any Debt Security or, in the case of the Subordinated Indenture, modify the subordination provisions in a manner adverse to the Holders of the Subordinated Securities; (h) reduce the above-stated percentage in aggregate principal amount of Outstanding Debt Securities of any series necessary to modify or amend the Indentures with respect to any such series or reduce the percentage of Outstanding Debt Securities of any series necessary to waive any past default or compliance with certain restrictive provisions to less than a majority in aggregate principal amount of such series, or reduce certain requirements of the Indentures for quorum or voting; or (i) modify the provisions of the Indentures described in this paragraph or those regarding waiver of compliance with certain provisions of, or certain defaults and their consequences under, the Indentures, except to increase the percentage of Outstanding Debt Securities necessary to modify and amend each Indenture or to give any such waiver, and except to provide that certain other provisions of each Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security affected thereby. The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may waive compliance by the Company with certain restrictive provisions applicable to such series. (Sections 902 and 1008 of the Senior Indenture and Sections 902 and 1007 of the Subordinated Indenture)

     Modification and amendment of each of the Indentures may be made by the Company and the Trustee without the consent of any Holder of Outstanding Debt Securities, for any of the following purposes: (a) to evidence the succession of another entity to the Company and the assumption of the covenants of the Company; (b) to add to the covenants of the Company for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company; (c) to add any additional Events of Default with respect to all or any series of Debt Securities; (d) to change or eliminate any restrictions on the payment of the principal of or any premium or interest on Debt Securities, to modify the provisions relating to global Debt Securities, or to permit the issuance of Debt Securities in uncertificated form, provided any such action does not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (e) to add to, change or eliminate any provision of the Indentures, provided that such amendment shall become effective only if there is no Outstanding Debt Security of any series then entitled to the benefit of such provision or such amendment does not apply to any then Outstanding Debt Security; (f) to secure the Debt Securities pursuant to the requirements of the Indentures or otherwise; (g) to establish the form or terms of the Debt Securities of any series; (h) to provide for the acceptance of appointment by a successor Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions as shall be necessary to provide for or facilitate the administration of the trusts under the Indentures by more than one Trustee; (i) to provide for the discharge of the Indenture with respect to the Debt Securities of any series by the deposit of monies or Government Obligations in trust; (j) to change the conditions, limitations and restrictions on the authorized amount, terms or provisions of issuance, and authentication and delivery of the Debt Securities;
(k) to provide for conversion or exchange rights of any series of Debt Securities pursuant to the requirements of the instrument authorizing such series; (l) in the case of the Subordinated Indenture, to limit or terminate the benefits to the holders of Superior Indebtedness of the subordination provisions contained in the Subordinated Indenture; or (m) to cure any ambiguity, defect or inconsistency in the Indentures or to make any other provisions with respect to matters or questions arising under the Indentures, provided such action does not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect. (Section 901 of each Indenture)

SATISFACTION AND DISCHARGE

     Unless the Prospectus Supplement relating to a particular issuance of Debt Securities specifies otherwise, the Company and the Trustee, without the consent of any Holder of Outstanding Debt Securities, may execute a supplemental indenture to provide that the Company will be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities, to convert convertible Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) on the 91st day after the irrevocable deposit with the Trustee under the applicable Indenture, in trust, of money or Government Obligations, or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on, and any mandatory sinking fund payments in respect of, the Debt Securities of such series on the Stated Maturity or Redemption Date of such payments in accordance with the terms of the applicable Indenture and such Debt Securities. Such a supplemental indenture may only be executed if certain conditions have been satisfied, including a condition that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in the applicable federal income tax law, in either case, to the effect that such a discharge will not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for federal income tax purposes. The provisions of such a supplemental indenture shall not be applicable to any series of Debt Securities then listed on the New York Stock Exchange if the provisions would cause the Outstanding Debt Securities of such series to be delisted. (Section 901 of each Indenture)

     Each of the Indentures provides that, when the conditions set forth in
Section 401 thereof have been satisfied with respect to a series of Debt Securities, upon the request of the Company, such Indenture will cease to be of further effect with respect to such series (except as to any surviving right of registration of transfer or exchange of Debt Securities expressly provided for therein). Such conditions include that (i) all Debt Securities of such series issued under such Indenture either shall have been delivered to the Trustee for cancellation or shall be due, or are to be called for redemption, within one year and (ii) with respect to all Debt Securities of such series issued under such Indenture but not previously delivered to the Trustee for cancellation, there shall have been irrevocably deposited with the Trustee, in trust, money or Government Obligations, or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium and interest on, all such Debt Securities on the dates such payments are due in accordance with the terms of the applicable Indenture and such Debt Securities. (Section 401 of each Indenture)

DEFEASANCE OF CERTAIN COVENANTS

     Unless otherwise provided in the Prospectus Supplement relating to a series of Debt Securities, the Company will have the option to omit to comply with the covenants described under "-- Limitations on Liens" above, if applicable, and any additional covenants not included in the original applicable Indenture that may be specified as applicable to such series in the Prospectus Supplement with respect thereto. The Company, in order to exercise such option, will be required to irrevocably deposit with the Trustee under the applicable Indenture, in trust, money or Government Obligations, or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on, and any mandatory sinking fund payments in respect of, the Debt Securities of such series on the dates such payments are due in accordance with the terms of the applicable Indenture and such Debt Securities. The Company will also be required to deliver to the Trustee under the applicable Indenture an Opinion of Counsel to the effect that the deposit and related covenant defeasance will not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for federal income tax purposes. Such covenant defeasance would not be available in certain circumstances, including, with respect to any series of Debt Securities then listed on the New York Stock Exchange, if such defeasance would cause the Outstanding Debt Securities of such series to be delisted. (Section 1009 of the Senior Indenture and Section 1008 of the Subordinated Indenture) The Prospectus Supplement relating to a particular issuance of Debt Securities may describe further provisions, if any, permitting such an omission to comply.

GLOBAL DEBT SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global Debt Securities that will be deposited with, or on behalf of, a depository (the "Depository"). Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a global Debt Security may not be transferred except as a whole among the Depository, any successor Depository and their respective nominees.

     The specific terms of the depository arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement, the following provisions will apply to all depository arrangements.

     Upon the issuance of a global Debt Security, the Depository for such global Debt Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such global Debt Security to the accounts of persons that have accounts with such Depository ("Participants"). Such accounts will be designated by the underwriters or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a global Debt Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such global Debt Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depository or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons other than Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitation and such laws may impair the ability to transfer beneficial interests in a global Debt Security.

     So long as the Depository for a global Debt Security, or its nominee, is the registered owner of such global Debt Security, such Depository or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such global Debt Security for all purposes under the applicable Indenture. (Section 308 of each Indenture) Except as provided below, owners of beneficial interests in a global Debt Security will not be entitled to have any of the individual Debt Securities of the series represented by such global Debt Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form, and will not be considered the owners or Holders thereof under the applicable Indenture.

     Payments of principal of, premium, if any, and interest, if any, on individual Debt Securities represented by a global Debt Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the global Debt Security representing such Debt Securities. None of the Company, the Trustee, any Paying Agent, or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global Debt Security for such Debt Securities, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other matter relating to the actions and practices of the Depository, its nominee or its Participants. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Debt Securities will be liable for any delay by the Depository, its nominee or any of its Participants in identifying the owners of beneficial interests in a global Debt Security, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Depository or its nominee for all purposes. (Section 308 of each Indenture)

     The Company expects that the Depository for a series of Debt Securities, or its nominee, upon receipt of any payment of principal, premium or interest in respect of a global Debt Security representing any of such Debt Securities, will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global Debt Security for such Debt Securities as shown on the records of such Depository or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such global Debt Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities registered in "street name." Such payments will be the responsibility of such Participants.

     If the Depository for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days or if the Company executes and delivers to the Trustee a Company Order to the effect that a global Debt Security shall be exchangeable for certificated Debt Securities or if an Event of Default has occurred and is continuing with respect to a series of Debt Securities, the Company will issue individual certificated Debt Securities of such series in definitive form in exchange for the global Debt Security or Debt Securities representing such series of Debt Securities. (Section 305 of each Indenture) Accordingly, the Company may at any time and in its sole discretion, subject to any limitations described in the

Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of a series represented by one or more global Debt Securities and, in such event, will issue individual certificated Debt Securities of such series in definitive form in exchange for the global Debt Security or Debt Securities representing such series of Debt Securities. In any such instance, the individual certificated Debt Securities of such series issued by the Company will be issued to Participants, as directed by the Depository or its nominee, or to the beneficial owners holding Debt Securities of such series through such Participants, as directed by such Participants, all in accordance with standing instructions and customary practices, as is now the case with securities registered in "street name." Certificated Debt Securities of such series so issued in definitive form will be issued in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

     Unless otherwise provided in the Prospectus Supplement relating to a series of Debt Securities, the Depository for each series of Debt Securities represented by one or more global Debt Securities will be The Depository Trust Company, New York, New York ("DTC"). DTC has advised the Company that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC and facilitates the settlement among Participants of securities transactions in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers (which may include the underwriters, dealers or agents, if any, involved in the offering of the Securities), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. The rules applicable to DTC and its Participants are on file with the Commission.

SUBORDINATION OF SUBORDINATED SECURITIES

     In the event of any distribution, division or application of all or any part of the assets of the Company, or the proceeds thereof, occurring by reason of the liquidation, dissolution or other winding up of the Company, or by reason of any execution, sale, receivership, insolvency or bankruptcy proceedings, or proceedings for reorganization, or readjustment of the Company or its properties, payment or distribution of any kind upon the Subordinated Securities of each series Outstanding (other than from the defeasance funds referred to below) will be subordinated to the prior payment in full of all Superior Indebtedness (including the payment of any interest accruing thereon after the commencement of any such proceedings). (Sections 1501 and 1502 of the Subordinated Indenture) The Subordinated Indenture also provides that in the event of the acceleration of the principal amount of the Subordinated Securities of any series (or, in the case of Original Issue Discount Securities, such portion of the principal amount thereof as may be specified in the terms thereof) as a result of the occurrence of an Event of Default with respect to such series under the Subordinated Indenture, the holders of Superior Indebtedness will be entitled to declare such Superior Indebtedness due and payable and in such event to receive payment in full of all principal, premium and interest on all Superior Indebtedness before the Holders of the Subordinated Securities of such series are entitled to receive any payment. The Subordinated Indenture further provides that in the event of a default in the payment of the principal of or any premium or interest on any Superior Indebtedness, so long as such payment shall not have been made or provided for, or in the event of the acceleration of the maturity of any Superior Indebtedness which has not been rescinded and annulled, no payment of principal or any premium or interest will be made on the Subordinated Securities (other than, if applicable, payment from funds which were deposited to defease the Subordinated Securities). (Sections 1502 of the Subordinated Indenture) The Holders of the Subordinated Securities of each series will be subrogated to the rights of the holders of the Superior Indebtedness to the extent of payments made to the holders of Superior Indebtedness upon any distribution of assets in any such proceedings out of the distributive share of the Subordinated Securities. (Section 1503 of the Subordinated Indenture)

     As a result of such subordination, upon the distribution of assets upon insolvency, the holders of Superior Indebtedness, as well as certain general creditors of the Company, may recover more, ratably, than Holders of the Subordinated Securities. Additionally, the Company currently conducts certain of its operations through subsidiaries, and the holders of Debt Securities (whether or not Subordinated Securities) will be structurally subordinated to the creditors of the Company's subsidiaries.

     Superior Indebtedness is defined in the Subordinated Indenture as the principal of, and premium, if any, and interest on, and any other payment due pursuant to, any of the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred, created or assumed:

          (a) all obligations of the Company for money borrowed;

          (b) all obligations of the Company evidenced by notes, debentures, bonds or other securities, including obligations incurred, created or assumed in connection with the acquisition of property, assets or businesses;

          (c) all Capitalized Lease Obligations of the Company;


          (d) all reimbursement obligations of the Company with respect to letters of credit, bankers acceptances or similar facilities issued for the account of the Company;


          (e) all obligations of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

          (f) all payment obligations of the Company under any interest rate, currency or commodity swap agreement, option agreement, hedge agreement, forward contract, or similar agreement designed to protect the Company or another person against fluctuations in interest rates, exchange rates or commodity prices;

          (g) all obligations of the type referred to in clauses (a) through (f) above of another person and all dividends of another person, the payment of which, in either case, the Company has assumed or guaranteed, or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise; and

          (h) all amendments, modifications, renewals, extensions, refinancings, replacements and refundings by the Company of any such indebtedness referred to in clauses (a) through (g) above (and of any such amended, modified, renewed, extended, refinanced, refunded or replaced indebtedness or obligations);

other than (i) any indebtedness, renewal, extension, refinancing, replacement, refunding, assumption, guarantee or other obligation that expressly provides, or in the instrument creating or evidencing the same or the assumption or guarantee of the same it is expressly provided, that such indebtedness, renewal, extension, refinancing, replacement, refunding, assumption, guarantee or other refinancing is junior in right of payment to or is pari passu with the Subordinated Securities; (ii) the Subordinated Securities and the 13 1/2% Restricted Subordinated Notes Due 2002 of the Company, which notes rank pari passu with the Subordinated Securities; (iii) the 6% Series A Convertible Junior Subordinated Debentures due 2025, the 7.57% Junior Subordinated Deferrable Interest Debentures, Series A, the 8 1/8% Junior Subordinated Deferrable Interest Debentures, Series B, the 8 1/8% Series B Junior Subordinated Debentures, and the 8.45% Series A Junior Subordinated Debentures of the Company and any other junior subordinated debentures of the Company that may be issued under the indentures pursuant to which such debentures were issued or under the Junior Subordinated Indenture, dated as of November 15, 1997, between the Company and Bankers Trust Company, as trustee; and (iv) any guarantee by the Company of the payment obligations of American General Delaware, L.L.C., American General Capital, L.L.C., American General Institutional Capital A, American General Institutional Capi-tal B, American General Capital I, American General Capital II, American General Capital III and American General Capital IV with respect to their preferred securities. (Section 101 of the Subordinated Indenture)


     As of December 31, 1997, an aggregate of $2.1 billion of Superior Indebtedness was outstanding. The Subordinated Indenture does not limit the amount of Superior Indebtedness that may be incurred by the Company in the future.


     The subordination provisions of the Subordinated Indenture may be modified or amended as provided under "-- Modification and Waiver," provided that no such modification or amendment may adversely affect the rights of any holder of Superior Indebtedness without the consent of such holder. (Section 907 of the Subordinated Indenture)

CONVERSION

     Certain Debt Securities may be convertible into other securities (the "Convertible Debt Securities"). The Holders of such Convertible Debt Securities of a specified series may be entitled (subject to prior redemption, repayment or repurchase, if applicable), if so provided in the applicable Prospectus Supplement, to convert any Convertible Debt Securities of such series (in denominations set forth in the applicable Prospectus Supplement) into another series of Debt Securities, Debt Warrants, Preferred Stock, Preferred Stock Warrants, Common Stock, Common Stock Warrants or other securities, as the case may be, at the conversion price set forth in the applicable Prospectus Supplement, subject to adjustment as described in such Prospectus Supplement. The relevant provisions for each series of Convertible Debt Securities will be set forth in the applicable Prospectus Supplement. (Sections 301 and 1502 of the Senior Indenture and Sections 301 and 1602 of the Subordinated Indenture)

TRUSTEE UNDER THE INDENTURES

     The Company and certain of its affiliates maintain banking, borrowing and other relations with Bankers Trust Company and certain of its affiliates. Bankers Trust Company serves as trustee under other indentures maintained by the Company and it may own Debt Securities.

     The Indentures provide that an alternative Trustee may be appointed by the Company with respect to any particular series of Debt Securities. Any such appointment will be described in the Prospectus Supplement relating to such series of Debt Securities.

     The Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indentures and, after default, is required to exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Trustee is under no obligation to exercise any of the powers vested in it by an Indenture at the request of any Holder of Debt Securities, unless offered reasonable indemnity by such Holder against the costs, expenses and liabilities which might be incurred thereby. The Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. Each Indenture contains other provisions limiting the responsibilities and liabilities of the Trustee. (Sections 601 and 603 of each Indenture)

                       DESCRIPTION OF THE PREFERRED STOCK

     The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which an applicable Prospectus Supplement may relate. Certain other terms of any series of Preferred Stock offered by an applicable Prospectus Supplement will be specified in such Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the terms of any series of Preferred Stock may differ from the terms set forth below. The description of the terms of the Preferred Stock set forth below and in an applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Statement of Resolutions relating to the applicable series of Preferred Stock, which will be filed as an exhibit to, or incorporated by reference in, the Registration Statement of which this Prospectus forms a part.

GENERAL

     Pursuant to the Restated Articles of Incorporation of the Company, as amended (the "Articles"), the Bylaws of the Company, and applicable Texas law, the Board of Directors of the Company, or an authorized committee thereof, has the authority, without further shareholder action, to issue up to 60,000,000 shares of Preferred Stock, $1.50 par value, in one or more series and in such amounts and for such consideration, as may be determined from time to time by resolution of the Board of Directors of the Company, or an authorized committee thereof, and to fix before the issuance of any shares of Preferred Stock of a particular series, the number of shares constituting that series and the distinctive designation of that series; the dividend rate (or method of determining the same); the voting rights; conversion privileges; redemption rights; repurchase obligations; sinking fund availability; rights upon liquidation, dissolution or winding up and the priority thereof; restrictions upon the Company with respect to the creation of debt or the issuance of additional Preferred Stock or other stock ranking prior to or on a parity therewith with respect to dividends or upon liquidation; restrictions on the Company with respect to the issuance of, payment of dividends upon, or the making of other distributions with respect to, or the acquisition or redemption of, shares ranking junior to the Preferred Stock; the priority of each series of Preferred Stock in relation to other series of Preferred Stock; and any other designations, powers, preferences and rights, including, without limitation, any qualifications, limitations or restrictions thereof. The holders of any series of Preferred Stock shall not have any preemptive rights to acquire any shares or securities of any class which may at any time be issued, sold or offered for sale by the Company.

     As of the date of this Prospectus, the Company had no Preferred Stock outstanding other than the 7% Convertible Preferred Stock described below under "-- 7% Convertible Preferred Stock." As of such date, the Company had Preferred Share Purchase Rights outstanding. A description of these rights is provided under "Description of Common Stock -- Preferred Share Purchase Rights."

DIVIDENDS

     The holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, dividends at such rates and on such dates as will be specified in the applicable Prospectus Supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable Prospectus Supplement. Dividends will be payable to the holders of record as they appear on the stock books of the Company on such record dates as will be fixed by the Board of Directors of the Company.

     Unless otherwise indicated in an applicable Prospectus Supplement, all series of Preferred Stock will be senior in right as to dividends and in liquidation to the Common Stock and any other class of stock of the Company ranking junior to the Preferred Stock.

VOTING RIGHTS

     Except as indicated in the applicable Prospectus Supplement or as expressly required by applicable law, the holders of the Preferred Stock will not be entitled to vote. In the event the Company issues a series of Preferred Stock with voting rights, unless otherwise specified in the Prospectus Supplement relating to such series, each such share will be entitled to one vote on matters on which holders of such series of the Preferred Stock are entitled to vote. Since each full share of any series of Preferred Stock of the Company shall be entitled to one vote, the voting power of such series, on matters on which holders of such series and holders of other series of Preferred Stock are entitled to vote as a single class, shall depend on the number of shares in such series, not the aggregate stated value, liquidation preference or initial offering price of the shares of such series of Preferred Stock.

CONVERSION AND EXCHANGE

     The Prospectus Supplement relating to a series of the Preferred Stock will set forth the conditions or terms, if any, upon which any such series will be convertible or exchangeable, and the terms of the securities into which such series will be convertible or exchangeable.

REDEMPTION RIGHTS

     A series of the Preferred Stock may be redeemable, in whole or in part, at the option of the Company or any holder thereof, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices specified in the applicable Prospectus Supplement and subject to the rights of holders of other securities of the Company. Preferred Stock redeemed by the Company will be restored to the status of authorized but unissued preferred shares.

REPURCHASE OBLIGATION

     The Prospectus Supplement relating to a series of the Preferred Stock will state the conditions and terms, if any, upon which such series shall be subject to repurchase by the Company.

RIGHTS UPON LIQUIDATION

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to shareholders, before any distribution of assets is made to holders of Common Stock or any other class or series of shares ranking junior to such Preferred Stock upon liquidation, a liquidating distribution in the amount per share as set forth in the Prospectus Supplement relating to such series of Preferred Stock plus accrued and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company the amounts payable with respect to Preferred Stock of any series and any other shares of the Company ranking as to any such distribution on a parity with such Preferred Stock of such series are not paid in full, the holders of such Preferred Stock of such series and of such other shares will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. Neither the sale of all or substantially all of the property or business of the Company nor the merger or consolidation of the Company into or with any other corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of the Company. Except as indicated in the applicable Prospectus Supplement, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of Preferred Stock of any series will not be entitled to any further participation in any distribution of assets by the Company.

CONDITIONS AND RESTRICTIONS UPON THE COMPANY

     The Prospectus Supplement relating to a series of the Preferred Stock will describe any conditions or restrictions upon the Company which are for the benefit of such series, including restrictions upon the creation of debt or other series of Preferred Stock; payment of dividends; or distributions, acquisitions or redemptions of shares ranking junior to such series.

7% CONVERTIBLE PREFERRED STOCK


     As of December 31, 1997, there were issued and outstanding 2,317,701 shares of the Company's 7% Convertible Preferred Stock. The 7% Convertible Preferred Stock is entitled to receive annual cumulative dividends at a rate per annum of 7% of the stated liquidation preference of $36.7625. On March 1, 2001 (the "Mandatory Conversion Date"), unless previously redeemed or converted, each share of 7% Convertible Preferred Stock will mandatorily convert into (i) one share of the Company's Common Stock, subject to adjustment in certain events, and (ii) the right to receive cash in an amount equal to all accrued and unpaid dividends thereon. Shares of 7% Convertible Preferred Stock are not redeemable prior to March 1, 2000 (the "Initial Redemption Date"). At any time and from time to time on and after the Initial Redemption Date, the Company may redeem any or all of the outstanding shares of 7% Convertible Preferred Stock in exchange for a number of shares of Common Stock equal to the quotient obtained by dividing (i) 101.75% of the stated liquidation preference, declining quarterly to 100% of the stated liquidation preference on the Mandatory Conversion Date, plus all accrued and unpaid dividends thereon by (ii) the Current Market Price (as defined) of the Common Stock on the applicable date of determination, but in no event less than .8264 of a share of Common Stock. At any time prior to the Mandatory Conversion Date, unless previously redeemed, each share of 7% Convertible Preferred Stock is convertible at the option of the holder into .8264 of a share of Common Stock, subject to certain adjustments.


     The holders of shares of 7% Convertible Preferred Stock have the right to vote in the election of Directors of the Company and upon each other matter coming before any meeting of the holders of Common Stock on the basis of 4/5 of one vote for each share of 7% Convertible Preferred Stock. On such matters, the holders of shares of 7% Convertible Preferred Stock and the holders of Common Stock will vote together as one class except as otherwise provided by law or the Articles. In addition, holders of shares of 7% Convertible Preferred Stock have additional voting rights with respect to certain other matters, including certain rights to elect two directors in the event of specified dividend arrearages. The shares of 7% Convertible Preferred Stock rank prior to the Common Stock as to the payment of dividends and distribution of assets upon liquidation.


6% CONVERTIBLE MONTHLY INCOME PREFERRED SECURITIES AND SERIES A PREFERRED STOCK



     The Company has established a series of Preferred Stock designated as the Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"), no shares of which have been issued. The Series A Preferred Stock has been established in connection with the issuance by American General Delaware, L.L.C. ("American General Delaware"), a Delaware limited liability company and an affiliate of the Company, of 5,000,000 of its 6% Convertible Monthly Income Preferred Securities, Series A (the "Series A Preferred Securities"), representing preferred limited liability company interests in American General Delaware. The Series A Preferred Securities are subject to exchange, in whole but not in part, for shares of Series A Preferred Stock, at the rate of one share of Series A Preferred Stock for each Series A Preferred Security, upon a vote of the holders of a majority of the aggregate liquidation preference of all outstanding Series A Preferred Securities following the failure of holders of Series A Preferred Securities to receive dividends in full (including arrearages) for 15 consecutive months.



     Holders of the Series A Preferred Securities are entitled to receive cumulative cash distributions from American General Delaware at the annual rate of 6% of the liquidation preference of $50 per Series A Preferred Security, accruing from the date of original issuance and payable monthly in arrears on the last day of each calendar month of each year. In the event of the liquidation, dissolution or winding-up of American General Delaware, holders of Series A Preferred Securities are entitled to receive for each Series A Preferred Security a liquidation preference of $50 plus an amount equal to any accumulated and unpaid dividends (whether or not earned or declared), to the date of payment, subject to certain limitations. Each Series A Preferred Security is convertible at the option of the holder, at any time prior to the expiration of such conversion rights as discussed below, into shares of the Company's Common Stock, at the rate of 1.2288 shares of Common Stock for each Series A Preferred Security (equivalent to a conversion price of $40.69 per share of Common Stock), subject to adjustment in certain circumstances. On any date on or after May 31, 2000, American General Delaware may, at its option, cause the conversion rights of holders of the Series A Preferred Securities to expire if certain conditions are then satisfied (the "Conversion Expiration Date"). The Series A Preferred Securities are redeemable at the option of American General Delaware, in whole or in part, from time to time, on or after May 31, 2003, at a cash redemption price equal to the liquidation preference for such Series A Preferred Securities plus accumulated and unpaid dividends (whether or not earned or declared) to the date fixed for redemption (the "Redemption Price"). The Series A Preferred Securities are also redeemable at the option of American General Delaware, in whole but not in part, at the Redemption Price if, at any time after the Conversion Expiration Date, less than 10% of the Series A Preferred Securities that were originally issued remains outstanding. The Series A Preferred Securities will be subject to mandatory redemption on May 31, 2025, or earlier in certain circumstances.



     The Series A Preferred Stock will have dividend, liquidation, optional redemption and conversion provisions and certain other terms substantially similar to those of the Series A Preferred Securities, except that, among other things, the holders of Series A Preferred Stock will have the right (voting together with holders of certain other series of capital stock of the Company including, under certain circumstances, the holders of 7% Convertible Preferred Stock) to elect two additional directors of the Company whenever dividends on the Series A Preferred Stock are in arrears for 18 or more consecutive months, no interest will accumulate or be payable on any dividend arrearages on the Series A Preferred Stock and the Series A Preferred Stock will not be subject to mandatory redemption. The Series A Preferred Stock, if issued, would be pari passu with the 7% Convertible Preferred Stock as to the payment of dividends and distributions of assets upon liquidation of the Company.


                          DESCRIPTION OF COMMON STOCK

     The following summary does not purport to be complete and is qualified in its entirety by reference to the Company's Articles and Bylaws, which are incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL


     The Company is authorized to issue 300,000,000 shares of Common Stock, par value $.50 per share. As of December 31, 1997, there were outstanding 243,206,215 shares of the Company's Common Stock.


     Holders of the Company's Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors of the Company out of any funds legally available therefor, and are entitled upon liquidation, after claims of creditors and preferences of any series of the Company's Preferred Stock, to receive pro rata the net assets of the Company. See "Description of the Preferred Stock."

     The holders of the Common Stock are entitled to one vote for each share held and are vested with all of the voting power, except as the Board of Directors of the Company or an authorized committee thereof may provide with respect to any series of Preferred Stock. Directors of the Company are elected for a one-year term expiring upon the annual meeting of stockholders of the Company. The holders of the Common Stock do not have cumulative voting rights.

     The holders of Common Stock do not have any preemptive rights to acquire any shares or other securities of any class which may at any time be issued, sold or offered for sale by the Company. The holders of Common Stock have no conversion rights and the Common Stock is not subject to redemption by either the Company or a stockholder.

     The rights of holders of Common Stock are subject to the preferential rights of the holders of outstanding shares of the Company's 7% Convertible Preferred Stock and the preferential rights of any Preferred Stock that may be issued in the future.

     The Company's Common Stock is listed on the New York, Pacific, London and Swiss Stock Exchanges. First Chicago Trust Company of New York is the transfer agent, registrar and dividend disbursing agent for the Common Stock.

PREFERRED SHARE PURCHASE RIGHTS

     On July 27, 1989, the Board of Directors of the Company authorized the issuance of one preferred share purchase right (a "Right") for each share of Common Stock outstanding on August 7, 1989 and for each share of Common Stock issued thereafter but prior to the earlier of the Distribution Date and the Termination Date (as each such term is defined below). A Right is attached to each share of Common Stock and entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.50 per share, of the Company (the "Junior Preferred Shares"), at a price of $120 per one one-hundredth of a Junior Preferred Share, subject to certain adjustments.

     The Rights will expire on August 7, 1999, unless the expiration date is extended or the Rights are redeemed earlier (any such date being the "Termination Date"). The Rights are not exercisable or transferable separately from the shares of Common Stock until the "Distribution Date" which will occur on the earlier of (i) 10 business days following the first public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Stock and any other shares of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up of the Company (the "Voting Stock") or (ii) 10 business days following the commencement of, or the first public announcement of an intention to commence, a tender or exchange offer the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of 25% or more of the then outstanding Voting Stock.

     In the event the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earnings power should be sold or otherwise transferred, each holder of a Right will have the right to receive, upon payment of the Right's then current exercise price, common stock of the acquiring company which has a market value of two times the exercise price of the Right. In the event that any person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive upon exercise thereof that number of shares of Common Stock (or under certain circumstances, Common Stock-equivalent Junior Preferred Shares) having a market value of two times the exercise price of the Rights.

     At any time 10 business days after a person or group of affiliated or associated persons has become an Acquiring Person and prior to the acquisition by any person or group of 50% or more of the outstanding Voting Stock, the Board of Directors of the Company may exchange the Rights (other than Rights acquired or beneficially owned by such Acquiring Person, which Rights held by such Acquiring Person shall then be null and void), in whole or in part, at an exchange ratio of one share of Common Stock (or one one-hundredth of a share of Junior Preferred Stock), appropriately adjusted to reflect any stock split, stock dividend or similar transaction, for each two shares of Common Stock for which the Right is then exercisable.

     At any time prior to the close of business on the tenth day following the first public announcement that a person or group of affiliated or associated persons has become an Acquiring Person, the Board of Directors of the Company may redeem the then outstanding Rights in whole, but not in part, at a price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction (the "Rights Redemption Price"). Any such redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish.

     The purchase price payable, and the number of Junior Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Shares.

     The number of outstanding Rights and the number of one one-hundredths of a Junior Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of reclassification of securities, or recapitalization or reorganization of the Company or other transaction involving the Company which has the effect, directly or indirectly, of increasing by more than one percent the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries beneficially owned by any Acquiring Person, in any such case, prior to an exchange by the Company as described above.

     The terms of the Rights may be amended, including extending the expiration date, by the Board of Directors of the Company without the consent of the holders of the Rights, except in certain circumstances.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors of the Company. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company since the Rights may be redeemed by the Company at the Rights Redemption Price prior to the time that a person or group has acquired beneficial ownership of 50% or more of the Voting Stock.

     The Junior Preferred Shares will be non-redeemable and rank junior to all other series of the Company's Preferred Stock. Each whole Junior Preferred Share will be entitled to receive a quarterly preferential dividend in an amount equal to the greater of (i) $0.25 or (ii) subject to certain adjustments, 100 times the dividend declared on each share of Common Stock. In the event of the liquidation, dissolution or winding up of the Company, each whole Junior Preferred Share will be entitled to receive a preferential liquidation payment in an amount equal to the greater of (i) $1.50, or (ii) 100 times the aggregate amount to be distributed per share to holders of Common Stock, plus, in either case, an amount equal to all accrued and unpaid dividends thereon. In the event of any merger, consolidation or other transaction in which Common Stock is exchanged for or changed into other stock or securities, cash or other property, each whole Junior Preferred Share will be entitled to receive 100 times the amount received per each share of Common Stock. Each whole Junior Preferred Share will be entitled to 100 votes on all matters submitted to a vote of the shareholders of the Company, and Junior Preferred Shares will generally vote together as one class with the Common Stock and any other voting capital stock of the Company on all matters submitted to a vote of shareholders of the Company.

     If such registration is then required by applicable law, the Company will use its best efforts to cause the offer and sale of Junior Preferred Shares issuable upon exercise of the Rights to be registered pursuant to the Securities Act at any such time as the Rights become exercisable.

     The foregoing description of the Rights and the Junior Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as amended, which is an exhibit to the Registration Statement of which this Prospectus forms a part, and the Statement of Resolution Establishing Series of Shares of the Junior Preferred Shares.

BUSINESS COMBINATION LAW

     The Company is subject to Part Thirteen of the Texas Business Corporation Act, known as the "Business Combination Law," which became effective September 1, 1997. In general, the Business Combination Law prevents an "affiliated shareholder" (or its affiliates or associates) from entering into or engaging in a "business combination" with an "issuing public corporation" during the three-year period immediately following the date on which the affiliated shareholder became an affiliated shareholder, unless (a) before the date such person became an affiliated shareholder, the board of directors of the issuing public corporation approves the business combination or the acquisition of shares that caused the affiliated shareholder to become an affiliated shareholder, or (b) not less than six months after the date such person became an affiliated shareholder, the business combination is approved by the affirmative vote of holders of at least two-thirds of the issuing public corporation's outstanding voting shares not beneficially owned by the affiliated shareholder or its affiliates or associates. For the purposes of the foregoing, "affiliated shareholder" is defined generally as a person that is or was within the preceding three-year period the beneficial owner of 20% or more of a corporation's outstanding voting shares; "business combination" is defined generally to include (i) mergers, share exchanges or conversions involving the affiliated shareholder, (ii) dispositions of assets involving the affiliated shareholder having an aggregate value equal to 10% or more of the market value of the assets or of the outstanding common stock or representing 10% or more of the earning power or net income of the corporation, (iii) certain issuances or transfers of securities by the corporation to the affiliated shareholder other than on a pro rata basis,
(iv) certain plans or agreements relating to a liquidation or dissolution of the corporation involving an affiliated shareholder, (v) certain reclassifications, recapitalizations, distributions or other transactions that would have the effect of increasing the affiliated shareholder's percentage ownership of the corporation and (vi) the receipt of tax, guarantee, loan or other financial benefits by an affiliated shareholder other than proportionately as a shareholder of the corporation; and "issuing public corporation" is generally defined to include most publicly held Texas corporations, including the Company.


ADVANCE NOTICE OF SHAREHOLDER NOMINATIONS AND PROPOSALS



     The Company's Bylaws provide that, subject to the rights of any class or series of Preferred Stock to nominate and elect a specified number of directors in certain circumstances, nominations of persons for election as directors of the Company may be made by a shareholder only if the shareholder is a shareholder of record and such shareholder gives timely written notice of such shareholder's intent to make such nomination or nominations to the Secretary of the Company in accordance with the Company's Bylaws. To be timely, the notice must be given (a) in the case of an annual meeting, not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, that in the event that such annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so given not later than the close of business on the tenth day following the day on which notice of the date of such annual meeting is mailed or public disclosure of the date of such annual meeting is made, whichever first occurs, and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of such special meeting is mailed or public disclosure of the date of such special meeting is made, whichever first occurs. Each such notice must contain certain specified information with respect to the shareholder making the proposal, and the nominee or nominees.



     The Company's Bylaws also provide that no business may be brought before an annual meeting of shareholders by a shareholder unless such shareholder is a shareholder of record and such shareholder gives notice of such business to the Secretary of the Company, in accordance with the Company's Bylaws, not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, that in the event that such annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so given not later than the close of business on the tenth day following the day on which notice of the date of such annual meeting is mailed or public disclosure of the date of such annual meeting is made, whichever first occurs. Each such notice must set forth certain specified information and representations concerning the proposal and the shareholder making the proposal.

                            DESCRIPTION OF WARRANTS

     The Company may issue Debt Warrants, Preferred Stock Warrants, and Common Stock Warrants (collectively, the "Warrants"). Each Debt Warrant will entitle the holder thereof to purchase Debt Securities of a particular series at such exercise price as shall be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Debt Warrants offered thereby. Similarly, each Preferred Stock Warrant and Common Stock Warrant (collectively, the "Stock Warrants") will entitle the holder thereof to purchase such number of shares of Preferred Stock of a particular series or of Common Stock, as the case may be, and at such exercise price, as shall be set forth in, or calculable from, the applicable Prospectus Supplement. Warrants may be issued independently or together with other Securities and may be attached to or separate from such other Securities. Each series of Warrants may be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company designated in the applicable Prospectus Supplement as warrant agent (the "Warrant Agent"). Each Warrant Agent will act solely as the agent of the Company in connection with the applicable Warrants and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of such Warrants.

     The following describes the type of information that will be set forth in a Prospectus Supplement relating to a series of Warrants.

DEBT WARRANTS

     If Debt Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Debt Warrants, the Warrant Agreement relating to such Debt Warrants and the certificates, if any, representing such Debt Warrants, including the following, where applicable: (1) the specific designation and number of such Debt Warrants; (2) the offering price, if any, of such Debt Warrants; (3) the designation, aggregate principal amount, denominations and terms of the series of Debt Securities purchasable upon exercise of such Debt Warrants and the procedures and conditions relating to the exercise of such Debt Warrants; (4) the designation and terms of any related series of Securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Security; (5) the date, if any, on and after which such Debt Warrants and the related Securities will be separately transferable; (6) the principal amount of the series of Debt Securities purchasable upon exercise of each such Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise and whether such Debt Securities may be purchased for consideration other than cash; (7) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire; (8) any anti-dilution provisions of such Debt Warrants; (9) any redemption or call provisions applicable to such Debt Warrants; (10) if the series of Debt Securities purchasable upon exercise of such Debt Warrants are Original Issue Discount Securities, a discussion of certain Federal income tax considerations applicable thereto; (11) the place or places where the certificates, if any, representing such Debt Warrants may be transferred and registered; (12) information with respect to any book-entry procedures, if any; and (13) any other terms of such Debt Warrants.

STOCK WARRANTS

     If Stock Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Stock Warrants, the Warrant Agreement relating to such Stock Warrants and the certificates, if any, representing such Stock Warrants, including the following, where applicable: (1) the designation and aggregate number of such Stock Warrants; (2) the offering price, if any, of such Stock Warrants; (3) in the case of Preferred Stock Warrants, the designation and terms of the series of Preferred Stock purchasable upon exercise of such Preferred Stock Warrants and whether such series of Preferred Stock is convertible or exchangeable for other Securities; (4) the aggregate number of shares of Common Stock or such series of Preferred Stock purchasable upon exercise of such Stock Warrants and the minimum number of Stock Warrants that are exercisable; (5) the terms of the Securities with which such Stock Warrants are being offered and the number of such Stock Warrants being offered with each such Security; (6) the date on and after which such Stock Warrants and the related Security will be transferable separately; (7) the number of shares of Common Stock or Preferred Stock purchasable upon exercise of each such Stock Warrant and the price at which such number of shares of Common Stock or Preferred Stock may be purchased upon such exercise; (8) the date on which the right to exercise such Stock Warrants shall commence and the date on which such right shall expire; (9) any anti-dilution provisions of such Stock Warrants;
(10) any redemption or call provisions applicable to such Stock Warrants; (11) the place or places where the certificates, if any, representing such Stock Warrants may be transferred and registered; (12) whether the Stock Warrants represented by the warrant certificates will be issued in registered or bearer form; (13) information with respect to book-entry procedures, if any; and (14) any other terms of such Stock Warrants.

                              PLAN OF DISTRIBUTION

GENERAL

     The Company may sell Securities to or through underwriters or dealers; directly to other purchasers; through agents; or through any combination of such methods of sale. Any such underwriter, dealer or agent involved in the offer and sale of the Securities being offered will be named in an applicable Prospectus Supplement or Prospectus Supplements (including any Pricing Supplement or Pricing Supplements).

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of Securities, underwriters may receive compensation from the Company or from purchasers of Securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any compensation paid by the Company to underwriters, dealers or agents in connection with the offering of the Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be described in an applicable Prospectus Supplement or Pricing Supplement.

     Unless otherwise set forth in an applicable Prospectus Supplement, the obligations of the underwriters or agents to purchase the Securities being offered will be subject to conditions precedent and the underwriters will be obligated to purchase all such Securities if any are purchased. The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against and/or contribution by the Company toward certain liabilities, including liabilities under the Securities Act and to reimbursement for certain expenses.

     Certain of the underwriters, dealers or agents and their associates may be customers of, engage in transactions with and perform services for the Company or one or more of its affiliates in the ordinary course of business.

     The Securities being offered may or may not be listed on a national securities exchange. No assurances can be given that there will be a market for such Securities.

     The specific terms and manner of sale, including the place and time of delivery, of the Securities in respect of which this Prospectus is being delivered, and whether such Securities will be listed on a national securities exchange, will be set forth or summarized in the applicable Prospectus Supplement.

DELAYED DELIVERY ARRANGEMENTS

     If so indicated in the Prospectus Supplement, the Company will authorize underwriters, dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases purchases by such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.


                                 LEGAL MATTERS


     Unless otherwise indicated in a Prospectus Supplement, the validity of each issue of the Securities will be passed upon for the Company by Vinson & Elkins L.L.P., Houston, Texas, and certain legal matters relating to the Securities offered hereby will be passed upon for any underwriters, dealers or agents of a particular issue of Securities by Brown & Wood LLP, New York, New York. Brown & Wood LLP may rely as to matters of Texas law on the opinion of Vinson & Elkins L.L.P. J. Evans Attwell, an attorney in the firm of Vinson & Elkins L.L.P., is a director of the Company.

                                    EXPERTS


     The consolidated financial statements and schedules of the Company and its subsidiaries appearing in the Company's Current Report on Form 8-K dated October 10, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. See "Incorporation by Reference." Such consolidated financial statements and schedules are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 9, 1998


PROSPECTUS

                            [AMERICAN GENERAL LOGO]

                                 $1,500,000,000
                          AMERICAN GENERAL CORPORATION
                         JUNIOR SUBORDINATED DEBENTURES

                           AMERICAN GENERAL CAPITAL I
                          AMERICAN GENERAL CAPITAL II
                          AMERICAN GENERAL CAPITAL III
                          AMERICAN GENERAL CAPITAL IV

                              PREFERRED SECURITIES
           FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN,
                                       BY

                          AMERICAN GENERAL CORPORATION
                               ------------------

    American General Corporation, a Texas corporation ("American General" or the "Company"), may from time to time offer in one or more series or issuances its junior subordinated debentures (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth herein to Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures --Subordination") of the Company. If provided in an accompanying Prospectus Supplement, the Company will have the right to defer payments of interest on any series of Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for up to such number of consecutive interest payment periods (which shall not extend beyond the Stated Maturity Date (as defined herein) of the Junior Subordinated Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). In such circumstance, however, the Company would not be permitted, subject to certain exceptions set forth herein, to declare or pay any dividends, distributions or other payments with respect to, or repay, repurchase, redeem or otherwise acquire, the Company's capital stock or debt securities that rank pari passu with or junior to such series of Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Option to Defer Interest Payments" and "-- Restrictions on Certain Payments."

    American General Capital I, American General Capital II, American General Capital III, and American General Capital IV, each a trust created under the laws of the State of Delaware (each, a "Trust," and collectively, the "Trusts"), may severally offer, from time to time, preferred securities (the "Preferred Securities") representing beneficial ownership interests in such Trust. The Company will be the owner of the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing common beneficial ownership interests in such Trust. Holders of the Preferred Securities will be entitled to receive preferential cumulative cash distributions ("Distributions") accumulating from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement.

                                                        (continued on next page)
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.


               The date of this Prospectus is             , 1998.

(cover page continued)

     Concurrently with the issuance by a Trust of its Preferred Securities, such Trust will invest the proceeds thereof and of contributions received in respect of the Common Securities in a corresponding series of the Company's Junior Subordinated Debentures (the "Corresponding Junior Subordinated Debentures") with terms corresponding to the terms of that Trust's Preferred Securities (the "Related Preferred Securities"). Accordingly, if, as provided in an accompanying Prospectus Supplement, the Company has the right to defer the payment of interest on a series of Corresponding Junior Subordinated Debentures, then, if interest payments are so deferred, Distributions on the Related Preferred Securities would also be deferred, but would continue to accumulate at the rate per annum set forth in the related Prospectus Supplement. See "Description of Preferred Securities -- Distributions."

     Taken together, the Company's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture and the related Declaration and the related Guarantee (each, as defined herein), in the aggregate, provide a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees -- Full and Unconditional Guarantee." The payment of Distributions with respect to the Preferred Securities of each Trust and payments on liquidation of such Trust or redemption of such Preferred Securities, in each case out of funds held by such Trust, are each irrevocably guaranteed by the Company to the extent described herein (each, a "Guarantee"). See "Description of Guarantees." The obligations of the Company under each Guarantee will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness of the Company to the extent and in the manner set forth herein and in such Guarantee.

     The Corresponding Junior Subordinated Debentures will be the sole assets of each Trust, and payments under the Corresponding Junior Subordinated Debentures will be the only revenue of each Trust. If so provided in an accompanying Prospectus Supplement, the Company may redeem the Corresponding Junior Subordinated Debentures (and thereby cause the redemption of the related Trust Securities) or may dissolve a Trust and, after satisfaction of liabilities to the creditors of such Trust as required by applicable law, cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of the Related Preferred Securities in exchange therefor upon liquidation of their interests in such Trust. See "Description of Preferred Securities -- Liquidation Distribution Upon Dissolution."

     The Junior Subordinated Debentures and Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Junior Subordinated Debentures (other than Corresponding Junior Subordinated Debentures) and Preferred Securities (including the Corresponding Junior Subordinated Debentures) issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $1,500,000,000. See "Additional Information." Certain specific terms of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (a) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, Stated Maturity Date (including any provisions for the shortening or extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, any terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (b) in the case of Preferred Securities, the identity of the Trust, specific title, aggregate stated liquidation amount, number of securities, Distribution rate or method of calculating such rate, Distribution payment dates, applicable Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, any terms for conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms.

                                      (ii)

(cover page continued)

     The Prospectus Supplement also will contain information, as applicable, about certain United States federal income tax consequences relating to the Junior Subordinated Debentures or Preferred Securities.

     The Junior Subordinated Debentures and Preferred Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution." The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Junior Subordinated Debentures or Preferred Securities will be listed on any national securities exchange or automated quotation system. If the Junior Subordinated Debentures or Preferred Securities are not listed on any national securities exchange or automated quotation system, there can be no assurance that there will be a secondary market for the Junior Subordinated Debentures or Preferred Securities.

     This Prospectus may not be used to consummate sales of Junior Subordinated Debentures or Preferred Securities unless accompanied by a Prospectus Supplement.

                                      (iii)

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or from the Commission's web site at "http://www.sec.gov". In addition, such material may also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and The Pacific Stock Exchange, Incorporated, 301 Pine Street, San Francisco, California 94104.

     The Company and the Trusts have filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

     In addition to this Prospectus, the Registration Statement contains another prospectus which relates to the offer and sale from time to time of certain other securities by the Company. The $1,500,000,000 aggregate maximum initial public offering price of securities which may be sold under this Prospectus will be reduced by the amount of the aggregate initial public offering price of any securities sold under such other prospectus.

     Statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

     No separate financial statements of any Trust have been included herein. The Company and the Trusts do not consider that such financial statements would be material to holders of the Preferred Securities because each Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debentures of the Company and issuing the Trust Securities. See "The Trusts," "Description of Preferred Securities," "Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debentures" and "Description of Guarantees." In addition, the Company does not expect that any of the Trusts will file reports under the Exchange Act with the Commission.

                           INCORPORATION BY REFERENCE

     The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 1-7981), are incorporated herein by reference:

     - the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     - the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

     - the Company's Current Report on Form 8-K dated February 12, 1997 with respect to the announcement of the signing of a merger agreement with USLIFE Corporation;

     - the Company's Current Report on Form 8-K dated February 21, 1997 with respect to the filing of the Company's historical Consolidated Financial Statements for the three years ended December 31, 1996 and the related Management's Discussion and Analysis;

     - the Company's Current Report on Form 8-K dated August 15, 1997 with respect to the consolidated total revenues, net income and net income per share of the Company for the one month and seven months ended July 31, 1997, which reflect the acquisition of USLIFE Corporation using the pooling of interests method of accounting;


     - the Company's Current Report on Form 8-K dated September 11, 1997 with respect to the announcement of a definitive agreement under which the Company will acquire the remaining common equivalent shares of Western National Corporation;



     - the Company's Current Report on Form 8-K dated October 10, 1997 with respect to the filing of the Company's consolidated balance sheets as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity, common stock activity, and cash flows, and Management's Discussion and Analysis, for the three years ended December 31, 1996, restated to include the acquisition of USLIFE Corporation using the pooling of interests method of accounting;



     - the Company's Current Report on Form 8-K dated January 26, 1998 with respect to certain management compensation information; and



     - the Company's Current Report on Form 8-K dated January 27, 1998 with respect to the Company's earnings release for the year ended December 31, 1997.


     Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the filing of the Registration Statement and prior to the termination of the offering of the securities made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such document.

     Any statement contained herein, in a Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, in a Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Company, 2929 Allen Parkway, Houston, Texas 77019-2155, Attention: Treasury Department, telephone (713) 831-1949.

               INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

     Certain of the statements contained in documents incorporated herein by reference may be considered forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are made based upon American General's current expectations and beliefs concerning future developments and their potential effects upon American General. There can be no assurance that future developments affecting American General will be those anticipated by its management. Actual results may differ materially from those included in the forward-looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: changes in general economic conditions, including the performance of financial markets, interest rates, and the level of personal bankruptcies; customer responsiveness to both new products and distribution channels; competitive, regulatory, or tax changes that affect the cost of or demand for American General's products; adverse litigation results; American General's ability to render its computer systems year 2000 compliant; American General's failure to achieve anticipated levels of earnings or operational efficiencies related to recently acquired companies, as well as other cost-saving initiatives; and difficulties in combining the operations of American General with the operations of each of Western National Corporation, USLIFE Corporation and Home Beneficial Corporation.

                          AMERICAN GENERAL CORPORATION


     The Company, with assets of $80.6 billion and shareholders' equity of $7.6 billion as of December 31, 1997, is the parent company of one of the nation's largest diversified financial services organizations. The Company provides financial services to consumers, emphasizing personal service and frequent customer contact.


     Since American General is a holding company, rights to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of Preferred Securities or Junior Subordinated Debentures to benefit indirectly from such distribution) are subject to the prior claims of creditors of that subsidiary, except to the extent that American General may itself be a creditor of that subsidiary. Claims on American General's subsidiaries by other creditors include substantial claims for policy benefits and debt obligations, as well as other liabilities incurred in the ordinary course of business. In addition, since many of American General's subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such subsidiaries to pay dividends to American General without prior regulatory approval is limited by applicable laws and regulations. Further, certain non-insurance subsidiaries are similarly restricted in their ability to make dividend payments by long-term debt agreements. At December 31, 1996, the amount available to the Company for dividends from subsidiaries not limited by such restrictions was approximately $750 million.

     The principal executive offices of American General are located at 2929 Allen Parkway, Houston, Texas 77019-2155, and its telephone number is (713) 522-1111.

                                   THE TRUSTS

     Each Trust is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust executed by the Company, as Sponsor of the Trust, the Delaware Trustee and an Administrative Trustee (each as defined herein) of such Trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each declaration of trust will be amended and restated in its entirety (each, as so amended and restated, a "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Each Trust exists for the exclusive purposes of (i) issuing and selling its Trust Securities, which represent undivided beneficial interests in the assets of such Trust, (ii) investing the gross proceeds from the sale of such Trust Securities in a series of Corresponding Junior Subordinated Debentures issued by the Company, and

(iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of Trust Securities). Accordingly, the Corresponding Junior Subordinated Debentures will be the sole assets of each Trust, and payments under the Corresponding Junior Subordinated Debentures will be the sole source of revenue for each Trust.

     All of the Common Securities of each Trust will be owned directly or indirectly by the Company. The Common Securities of a Trust will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of such Trust, except that upon the occurrence and continuance of an event of default under a Declaration resulting from an event of default under the Indenture, the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the Preferred Securities of such Trust. See "Description of Preferred Securities -- Subordination of Common Securities." The Company will acquire, directly or indirectly, Common Securities in an aggregate Liquidation Amount equal to at least 3% of the total assets of each Trust.

     Each Trust will have a term that generally corresponds to the Stated Maturity of the Corresponding Junior Subordinated Debentures specified in the applicable Prospectus Supplement, but may dissolve earlier as provided in the applicable Declaration. Each Trust's business and affairs are conducted by its trustees, each appointed by the Company as holder of the Common Securities. The trustees for each Trust will be Bankers Trust Company, as the Property Trustee (the "Property Trustee"), Bankers Trust (Delaware), as the Delaware Trustee (the "Delaware Trustee"), and three individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Company (collectively, the "Issuer Trustees"). Bankers Trust Company, as Property Trustee, will act as sole trustee under each Declaration for purposes of compliance with the Trust Indenture Act. Bankers Trust Company will also act as trustee under the Guarantees and the Indenture. See "Description of Guarantees" and "Description of Junior Subordinated Debentures." The holder of the Common Securities of a Trust, or the holders of a majority in Liquidation Amount of the Preferred Securities if an event of default under the Declaration for such Trust has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Trust. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Declaration. The Company will pay all fees and expenses related to each Trust and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Trust.

     The principal executive office of each Trust is c/o American General Corporation, 2929 Allen Parkway, Houston, Texas 77019-2155, Attention: Treasury Department, telephone (713) 831-1949.

                                USE OF PROCEEDS

     Except as may otherwise be provided in an applicable Prospectus Supplement, the net proceeds to be received by the Company from the sale of any Junior Subordinated Debentures being offered hereby (including Corresponding Junior Subordinated Debentures issued to the Trusts in connection with the investment by the Trusts of all of the proceeds from the sale of Trust Securities) will be added to American General's general corporate funds and may be used for the repayment of long- or short-term indebtedness or for other general corporate purposes.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated.

                                            NINE MONTHS
                                               ENDED
                                           SEPTEMBER 30,           YEAR ENDED DECEMBER 31,
                                           --------------    ------------------------------------
                                           1997     1996     1996    1995    1994    1993    1992
                                           -----    -----    ----    ----    ----    ----    ----
Ratio of earnings to fixed charges:
  Consolidated operations................   2.3      2.7     2.5     2.3     2.6     2.3     2.5
  Consolidated operations, corporate
     fixed charges only..................   5.6      7.2     6.4     5.3     6.3     5.3     5.5
Ratio of earnings to combined fixed
  charges and preferred stock dividends:
  Consolidated operations................   1.9      2.5     2.3     2.2     2.6     2.3     2.5
  Consolidated operations, corporate
     fixed charges and preferred stock
     dividends only......................   3.3      5.4     4.7     4.7     6.3     5.3     5.5

     For purposes of computing these ratios, earnings represent income before income tax expense, net dividends on preferred securities of subsidiaries, and the cumulative effect of accounting changes, adjusted for undistributed income of an equity investee and fixed charges (excluding capitalized interest). Fixed charges consist primarily of interest expense (including capitalized interest) on short-term and long-term borrowings. Preferred stock dividends consist of dividends on preferred securities of subsidiaries and convertible preferred stock.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures are to be issued in one or more series under a Junior Subordinated Indenture, dated as of November 15, 1997, as it may be supplemented or amended from time to time (as so supplemented or amended, the "Indenture"), between the Company and Bankers Trust Company, as trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture, which summarizes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act, to each of which reference is hereby made. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

     Each series of Junior Subordinated Debentures will rank pari passu with all other series of Junior Subordinated Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness (as defined below) of the Company. See "--Subordination." Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of the holders of Junior Subordinated Debentures and Related Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Company for payments on the Junior

Subordinated Debentures. In addition, since many of the Company's subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such subsidiaries to pay dividends to the Company without prior regulatory approval is limited by applicable laws and regulations. Further, certain non-insurance subsidiaries are similarly restricted in their ability to make dividend payments by long-term debt agreements. Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Indenture, any other existing indenture or any other indenture that the Company may enter into in the future or otherwise or afford holders of Junior Subordinated Debentures protection in the event of a highly leveraged or similar transaction that may adversely affect the holders of the Junior Subordinated Debentures. See
"-- Subordination" and the applicable Prospectus Supplement relating to any offering of Preferred Securities or Junior Subordinated Debentures.

     The Junior Subordinated Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Company's Board of Directors or a committee thereof.

     The applicable Prospectus Supplement will describe the following terms of the Junior Subordinated Debentures: (1) the title of the Junior Subordinated Debentures; (2) any limit upon the aggregate principal amount of the Junior Subordinated Debentures; (3) the date or dates on which the principal of the Junior Subordinated Debentures is payable (the "Stated Maturity Date") or the method of determination thereof, including the right, if any, of the Company to shorten or extend the Stated Maturity Date in certain circumstances; (4) the rate or rates, if any, at which the Junior Subordinated Debentures shall bear interest, the dates on which any such interest shall be payable (the "Interest Payment Dates"), the right, if any, of the Company to defer or extend an Interest Payment Date, and the record dates for any interest payable on any Interest Payment Date (the "Regular Record Dates") or the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Indenture as described below under "-- Payment and Paying Agents," the principal of and premium, if any, and interest on the Junior Subordinated Debentures will be payable and where, subject to the terms of the Indenture as described below under "-- Denominations, Registration and Transfer," the Junior Subordinated Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Company in respect of the Junior Subordinated Debentures and the Indentures may be made ("Place of Payment"); (6) any period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of the Company or a holder thereof; (7) the obligation, if any, of the Company to redeem, purchase or repay the Junior Subordinated Debentures and the period or periods within which, the price or prices at which, and the other terms and conditions upon which the Junior Subordinated Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;
(8) the denominations in which any Junior Subordinated Debentures shall be issuable if other than denominations of $1,000 and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Junior Subordinated Debentures shall be payable, or in which the Junior Subordinated Debentures shall be denominated;
(10) any additions, modifications or deletions in the events of default under the Indenture or covenants of the Company specified in the Indenture with respect to the Junior Subordinated Debentures; (11) if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (12) any additions or changes to the Indenture with respect to a series of Junior Subordinated Debentures as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debentures and the manner in which such amounts will be determined; (14) the terms and conditions relating to the issuance of a temporary Global Security representing all of the Junior Subordinated Debentures of such series and the exchange of such temporary Global Security for definitive Junior

Subordinated Debentures of such series; (15) subject to the terms described herein under "-- Global Junior Subordinated Debentures," whether the Junior Subordinated Debentures of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the depository for such Global Securities, which depository shall be a clearing agency registered under the Exchange Act; (16) the appointment of any paying, authenticating or conversion agent or agents; (17) the terms and conditions of any obligation or right of the Company or a holder to convert or exchange the Junior Subordinated Debentures into Preferred Securities; (18) whether such Junior Subordinated Debentures shall be convertible or exchangeable for other securities or property and, if so, the terms of any such conversion or exchange and the terms of such other securities; (19) the form of Declaration and Guarantee Agreement, if applicable; (20) the relative degree, if any, to which such Junior Subordinated Debentures of the series shall be senior to or be subordinated to other series of such Junior Subordinated Debentures or other indebtedness of the Company in right of payment, whether such other series of Junior Subordinated Debentures or other indebtedness are outstanding or not; (21) the right, if any, of the Company to defease any obligations under the Indenture, and the terms, conditions and provisions relating thereto; and (22) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Indenture.

     Junior Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Junior Subordinated Debentures is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest on any Junior Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax consequences, specific terms and other information with respect to such series of Junior Subordinated Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debentures, special United States federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. Junior Subordinated Debentures of any series will be exchangeable for other Junior Subordinated Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

     Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate securities registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Junior Subordinated Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Company will appoint the Debenture Trustee as securities registrar under the Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the securities registrar) initially designated by the Company with respect to any series of Junior Subordinated Debentures, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Company maintains a transfer agent in each place of payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

     In the event of any redemption, neither the Company nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or more Global Junior Subordinated Debentures that will be deposited with, or on behalf of, a depository (the "Depository") identified in the Prospectus Supplement relating to such series. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, a Global Junior Subordinated Debenture may not be transferred except as a whole among the Depository, one or more successor Depositories or their respective nominees.

     The specific terms of the depository arrangement with respect to a series of Junior Subordinated Debentures will be described in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement, the following provisions will apply to depository arrangements.

     Upon the issuance of a Global Junior Subordinated Debenture, the Depository for such Global Junior Subordinated Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture to the accounts of persons that have accounts with such Depository ("Participants"). Such accounts shall be designated by the underwriters or agents with respect to such Junior Subordinated Debentures or by the Company if such Junior Subordinated Debentures are offered and sold directly by the Company. Ownership of beneficial interests in a Global Junior Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Junior Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depository or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Junior Subordinated Debenture.

     So long as the Depository for a Global Junior Subordinated Debenture, or its nominee, is the registered owner of such Global Junior Subordinated Debenture, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Junior Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Payments of principal of (and premium, if any) and interest on individual Junior Subordinated Debentures represented by a Global Junior Subordinated Debenture registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debenture representing such Junior Subordinated

Debentures. None of the Company, the Debenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depository for a series of Junior Subordinated Debentures or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a permanent Global Junior Subordinated Debenture representing any of such Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Junior Subordinated Debenture for such Junior Subordinated Debentures as shown on the records of such Depository or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Junior Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depository for a series of Junior Subordinated Debentures is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days or there shall have occurred and be continuing an Event of Default with respect to such Global Security, the Company will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures, determine not to have any Junior Subordinated Debentures of such series represented by one or more Global Junior Subordinated Debentures and, in such event, will issue certificated Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture. Further, if the Company so specifies with respect to the Junior Subordinated Debentures of a series, an owner of a beneficial interest in a Global Junior Subordinated Debenture representing Junior Subordinated Debentures of such series may, on terms acceptable to the Company, the Debenture Trustee and the Depository for such Global Junior Subordinated Debenture, receive certificated Junior Subordinated Debentures of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures. In any such instance, an owner of a beneficial interest in a Global Junior Subordinated Debenture will be entitled to physical delivery of certificated Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

     Any Global Junior Subordinated Debenture that is exchangeable pursuant to the preceding paragraph shall be exchangeable for certificated Junior Subordinated Debentures registered in such names as the Depository shall direct. It is expected that such instructions will be based upon directions received by the Depository from its Participants with respect to ownership of beneficial interests in such Global Junior Subordinated Debenture. The Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Depository or its nominee for all purposes.

PAYMENT AND PAYING AGENTS


     Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such paying agent or paying agents as the Company may designate from time to time in the applicable Prospectus Supplement or otherwise, except that at the option of the Company payment of any interest may be made (i) except in the case of

Global Junior Subordinated Debentures, by check mailed to the address of the person entitled thereto as such address shall appear in the securities register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of defaulted interest. The Company may at any time designate additional paying agents or rescind the designation of any paying agent; however the Company will at all times be required to maintain a paying agent in each Place of Payment for each series of Junior Subordinated Debentures.

     Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

OPTION TO DEFER INTEREST PAYMENTS

     If provided in the applicable Prospectus Supplement, the Company will have the right at any time and from time to time during the term of any series of Junior Subordinated Debentures to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in such Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity Date of such series of Junior Subordinated Debentures. During an Extension Period, the Company will be restricted from making certain payments described below under "-- Restrictions on Certain Payments." Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

REDEMPTION

     Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debentures will not be subject to any sinking fund.

     To the extent set forth in the applicable Prospectus Supplement, the Company may, or may be required to, redeem the Junior Subordinated Debentures of any series at prices and on terms set forth in such Prospectus Supplement. If the Junior Subordinated Debentures of any series are so redeemable only on or after a specified date or event or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will specify such date or event or describe such conditions.

     If set forth in the applicable Prospectus Supplement, a series of Junior Subordinated Debentures may be redeemable in the event of certain changes in tax law affecting the ability of the Company to deduct, for federal income tax purposes, the interest payable on such Junior Subordinated Debentures. The applicable Prospectus Supplement will describe the terms of any such right and the status of any then pending changes in tax law relevant to such right.

     For so long as an applicable Trust is the holder of Corresponding Junior Subordinated Debentures, the proceeds of any redemption of such Corresponding Junior Subordinated Debentures will be used by the Trust to redeem the related Trust Securities in accordance with their terms.

     Except as set forth in the applicable Prospectus Supplement, notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

RESTRICTIONS ON CERTAIN PAYMENTS

     Except as otherwise specified in an applicable Prospectus Supplement, the Company will covenant, as to each series of Junior Subordinated Debentures, that it will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company (including other series of Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation or extension of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee with respect to the series of Related Preferred Securities, (d) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) acquisitions of common stock of the Company in connection with the satisfaction by the Company or any of its subsidiaries of its obligations under any benefit plan for its directors, officers or employees), if at such time (i) there shall have occurred and be continuing any event of which the Company has actual knowledge (a) that is, or with the giving of notice or the lapse of time, or both, would constitute an Event of Default under the Indenture with respect to the Junior Subordinated Debentures of such series and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) if such Junior Subordinated Debentures are held by a Trust, the Company shall be in default with respect to its payment of any obligations under the Guarantee relating to the Related Preferred Securities or (iii) the Company shall have given notice of its election of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures of such series and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

     From time to time the Company and the Debenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies or to make any other provision with respect to matters or questions arising under the Indenture (provided that any such action does not materially adversely affect the interest of the holders of any series of Junior Subordinated Debentures or the holders of any Related Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of a majority in principal amount of each outstanding series of Junior Subordinated Debentures affected, to modify the Indenture in any manner affecting the rights of the holders of such series of the Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity Date of any series of Junior Subordinated Debentures (except as otherwise specified in the applicable Prospectus Supplement), or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, (ii) reduce the percentage of principal amount of Junior Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Indenture or (iii) effect certain other changes specified in the Indenture. Notwithstanding the foregoing, in the case of Corresponding Junior Subordinated Debentures, so long as any of the Related Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Related Preferred Securities in any material respect without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of such Related Preferred Securities and no amendment may be made that would impair the right of the holders of such Related Preferred Securities to institute a Direct Action as discussed under "-- Enforcement of Certain Rights by Holders of Related Preferred Securities" without the consent of each holder thereof.

     In addition, the Company and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such series of Junior Subordinated Debentures (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) failure for 30 days to pay any interest on such series of Junior Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period);

          (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debentures when due whether at maturity, upon redemption, by acceleration of maturity or otherwise; provided that a valid exchange upon its maturity of a Junior Subordinated Debenture in accordance with its terms for another security shall not constitute such a default;

          (iii) if applicable to such series of Junior Subordinated Debentures, failure by the Company to issue any property or other securities into which or for which the Junior Subordinated Debentures are convertible or exchangeable upon an election by the holder or holders of such Junior Subordinated Debentures to convert or exchange such Junior Subordinated Debentures, as the case may be;

          (iv) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or to the Company and the Debenture Trustee from the holders of at least 25% in aggregate outstanding principal amount of such affected series of outstanding Junior Subordinated Debentures; or

          (v) certain events in bankruptcy, insolvency or reorganization of the Company.

     The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may declare the principal due and payable immediately upon a Debenture Event of Default (other than a Debenture Event of Default described in clause (v) above, which shall result in the immediate acceleration of the maturity of all such Junior Subordinated Debentures). The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may annul such declaration and waive the default if the default (other than the nonpayment of the principal of such Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

     The holders of a majority in aggregate outstanding principal amount of each series of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures of such series, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture of such series. The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case a Debenture Event of Default shall occur and be continuing with respect to a series of Corresponding Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures, and any other amounts payable thereon or with respect thereto under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debentures. See "Description of Preferred Securities -- Enforcement of Certain Rights by Holders of Preferred Securities" and "-- Voting Rights; Amendment of Each Declaration."

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF RELATED PREFERRED SECURITIES

     If a Debenture Event of Default with respect to a series of Corresponding Junior Subordinated Debentures has occurred and is continuing and such event is attributable to the failure of the Company to pay interest, or premium, if any, on or principal of such Corresponding Junior Subordinated Debentures on the due date, a holder of Related Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of, or premium, if any, or interest on such Corresponding Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Related Preferred Securities of such holder (a "Direct Action"). The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Related Preferred Securities outstanding. Notwithstanding any payments made to a holder of Related Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or premium, if any, or interest on the Corresponding Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Related Preferred Securities with respect to payments on the Related Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action.


     The holders of the Related Preferred Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Corresponding Junior Subordinated Debentures. See "Description of Preferred Securities -- Events of Default; Notice."


CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Company, unless (i) in case the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed by the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

     The Indenture provides that when, among other things, all Junior Subordinated Debentures of a particular series not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity Date within one year of the date of deposit or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of, the Company, and the Company deposits or causes to be deposited irrevocably with the Debenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which such Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on such Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity Date or redemption date, as the case may be, then the Indenture will cease to be of further effect with respect to such series of Junior Subordinated Debentures (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein and obligations with respect to transfer, exchange, conversion and certain other matters), and the Company will be deemed to have satisfied and discharged the Indenture with respect to such series of Junior Subordinated Debentures.

CONVERSION OR EXCHANGE


     If and to the extent indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures of any series may be convertible or exchangeable into Junior Subordinated Debentures of another series, Preferred Securities or other debt or equity securities or property. The specific terms on which Junior Subordinated Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number of shares of Preferred Securities or other securities to be received by the holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.


SUBORDINATION

     In the Indenture, the Company has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture.

     Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or liabilities or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due on or to become due on or in respect of all Senior Indebtedness (including any interest accruing thereon after commencement of such proceedings), before the holders of Junior Subordinated Debentures will be entitled to receive any payment (other than payment in shares of stock or other subordinated securities issued in a reorganization proceeding or payments from funds previously deposited in trust to defease the Junior Subordinated Debentures under the Indenture) on account of the principal of, premium, if any, or interest on the Junior Subordinated Debentures or on account of any purchase, redemption or other acquisition of the Junior Subordinated Debentures by the Company.

     The holders of the Junior Subordinated Debentures will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of Senior Indebtedness out of the distributive share of the Junior Subordinated Debentures.

     The Company may not make any payments in respect of the Junior Subordinated Debentures or on account of the purchase, redemption or other acquisition of the Junior Subordinated Debentures (other than payment in shares of stock or other subordinated securities issued in a reorganization proceeding or payments from funds previously deposited in trust to defease the Junior Subordinated Debentures under the Indenture) if there has occurred and is continuing a default in the payment of the principal of (or premium, if any) or interest on any Senior Indebtedness (a "Senior Payment Default"). In addition, if any event of default (other than a Senior Payment Default), or any event which after notice or lapse of time (or both) would become an event of default, with respect to Senior Indebtedness, permitting the holders thereof (or a trustee or agent on behalf of the holders thereof) to accelerate the maturity thereof has occurred and is continuing (a "Senior Nonmonetary Default"), and the Company or the Debenture Trustee has received written notice thereof from a holder of such Senior Indebtedness or a trustee on behalf of a holder of such Senior Indebtedness, then the Company may not make any payments in respect of the Junior Subordinated Debentures or on account of the purchase, redemption or other acquisition of the Junior Subordinated Debentures (other than payment in shares of stock or other subordinated securities issued in a reorganization proceeding or payments from funds previously deposited in trust to defease the Junior Subordinated Debentures under the Junior Subordinated Indenture), for a period (a "blockage period") commencing on the date the Company or the Debenture Trustee receive such written notice and ending on the earlier of (i) 179 days after such date and (ii) the date, if any, on which the Senior Indebtedness to which such default relates is discharged or such default is waived in writing or otherwise cured or ceases to exist and any acceleration of Senior Indebtedness to which such Senior Nonmonetary Default relates is rescinded or annulled.

     In any event, not more than one blockage period may be commenced during any period of 360 consecutive days, and there must be a period of at least 181 consecutive days in each period of 360 consecutive days when no blockage period is in effect. Following the commencement of a blockage period, the holders of Senior Indebtedness will be precluded from commencing a subsequent blockage period until the conditions set forth in the preceding sentence are satisfied. No Senior Nonmonetary Default that existed or was continuing on the date of commencement of any blockage period with respect to the Senior Indebtedness initiating such blockage period will be, or can be, made the basis for the commencement of a subsequent blockage period, unless such default has been cured for a period of not less than 90 consecutive days.

     The term "Senior Indebtedness" shall mean the principal of, and any premium and interest on, and any other payment due pursuant to, any of the following, whether outstanding at the date of execution of the Indenture or thereafter incurred, created or assumed:

          (a) all obligations of the Company for money borrowed;

          (b) all obligations of the Company evidenced by notes, debentures, bonds or other securities, including, without limitation, the Company's 13 1/2% Restricted Subordinated Notes Due 2002 and obligations incurred, created or assumed in connection with the acquisition of property, assets or businesses;

          (c) all Capitalized Lease Obligations of the Company (as defined in the Indenture);

          (d) all reimbursement obligations of the Company with respect to letters of credit, bankers acceptances or similar facilities issued for the account of the Company;

          (e) all obligations of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

          (f) all payment obligations of the Company under any interest rate, currency or commodity swap agreement, option agreement, hedge agreement, forward contract, or similar agreement designed to protect the Company or another person against fluctuations in interest rates, exchange rates or commodity prices;

          (g) all obligations of the type referred to in clauses (a) through (f) above of another person and all dividends of another person, the payment of which, in either case, the Company has assumed or guaranteed, or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise; and

          (h) all amendments, modifications, renewals, extensions, refinancings, replacements and refundings by the Company of any such indebtedness referred to in clauses (a) through (g) above (and of any such amended, modified, renewed, extended, refinanced, replaced or refunded indebtedness or obligations);

other than (i) the Junior Subordinated Debentures and the 8.45% Series A Junior Subordinated Debentures of the Company; the 6% Series A Convertible Junior Subordinated Debentures due 2025 of the Company; the 8 1/8% Series B Junior Subordinated Debentures of the Company; the 7.57% Junior Subordinated Deferrable Interest Debentures, Series A of the Company; and the 8 1/8% Junior Subordinated Deferrable Interest Debentures, Series B of the Company, each of which shall rank pari passu with the Junior Subordinated Debentures; (ii) any Guarantee executed with respect to a Trust; the Guarantee Agreement of the Company dated as of May 24, 1995 in respect of certain securities issued by American General Capital, L.L.C., a Delaware limited liability company; the Guarantee Agreement of the Company dated as of May 24, 1995 in respect of certain securities issued by American General Delaware, L.L.C., a Delaware limited liability company; the Guarantee Agreement dated as of December 4, 1996 with respect to certain securities issued by American General Institutional Capital A, a Delaware business trust, and the Guarantee Agreement dated as of March 14, 1997 with respect to certain securities issued by American General Institutional Capital B, a Delaware business trust, and (iii) any indebtedness, renewal, extension, refinancing, replacement, refunding, assumption, guarantee or other obligation which expressly provides, or in the instrument creating or evidencing the same or the assumption or guarantee of the same it is expressly provided, that such indebtedness, renewal, extension, refinancing, replacement, refunding, assumption, guarantee or other obligation is junior in right of payment to or is pari passu with the Junior Subordinated Debentures. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     By reason of such subordination, in the event of an insolvency, creditors of the Company who are holders of Senior Indebtedness, as well as certain general creditors of the Company, may recover more, ratably, than the holders of the Junior Subordinated Debentures. Additionally, the Company currently conducts substantially all of its operations through subsidiaries, and the holders of Junior Subordinated Debentures will be structurally subordinated to the creditors of the Company's subsidiaries.


     The Indenture does not limit the aggregate amount of Senior Indebtedness which may be issued. As of December 31, 1997, Senior Indebtedness of the Company aggregated approximately $2.1 billion.


TRUST EXPENSES

     Pursuant to the Indenture, the Company will irrevocably and unconditionally agree with each Trust that holds Junior Subordinated Debentures that the Company will pay the full amount of any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to the holders of any Preferred Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. Such payment obligation will include any such costs, expenses or liabilities of the Trust that are required by applicable law to be satisfied in connection with a dissolution of such Trust.

GOVERNING LAW

     The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The Company and certain of its affiliates maintain banking, borrowing and other relations with Bankers Trust Company and certain of its affiliates. Bankers Trust Company serves as trustee under other indentures maintained by the Company and it may own Junior Subordinated Debentures. The Debenture Trustee also serves as Property Trustee under each Declaration and as Guarantee Trustee under each Guarantee.

CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

     The Corresponding Junior Subordinated Debentures may be issued in one or more series of Junior Subordinated Debentures under the Indenture with terms corresponding to the terms of a series of Related Preferred Securities. In that event, concurrently with the issuance by a Trust of its Preferred Securities, such Trust will invest the proceeds thereof and the consideration paid by the Company for the Common Securities of such Trust in such series of Corresponding Junior Subordinated Debentures issued by the Company to such Trust. Each series of Corresponding Junior Subordinated Debentures will be in the principal amount equal to the aggregate stated Liquidation Amount of the Related Preferred Securities and the Common Securities of such Trust and will rank pari passu with all other series of Junior Subordinated Debentures.

     The Company will covenant, as to each series of Corresponding Junior Subordinated Debentures, (i) to directly or indirectly maintain 100 percent ownership of the Common Securities of the related Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities, (ii) to use its reasonable efforts to cause the relevant Trust (a) to remain a business trust, except as permitted by the Declaration of such Trust, and (b) to continue to be classified as a grantor trust and not as an association taxable as a corporation or a partnership for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of related Trust Securities to be treated as owning an undivided beneficial interest in the Corresponding Junior Subordinated Debentures.

                      DESCRIPTION OF PREFERRED SECURITIES

     Pursuant to the terms of the Declaration for each Trust, the Issuer Trustees on behalf of such Trust will issue the Preferred Securities and the Common Securities. The Preferred Securities of a particular issue will represent beneficial ownership interests in the applicable Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Trust, as well as other benefits as described in the corresponding Declaration. This summary of certain provisions of the Preferred Securities and each Declaration, which summarizes the material terms thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each

Declaration, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. Wherever particular defined terms of a Declaration (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Declaration has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

GENERAL

     The Preferred Securities of a Trust will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Trust except as described under "-- Subordination of Common Securities." Legal title to the Corresponding Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Related Preferred Securities and Common Securities. Each Guarantee Agreement executed by the Company for the benefit of the holders of a Trust's Trust Securities (the "Guarantee") will be a guarantee on a subordinated basis with respect to the related Trust Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Trust Securities when the related Trust does not have funds on hand available to make such payments. See "Description of Guarantees."

DISTRIBUTIONS


     Unless otherwise specified in an applicable Prospectus Supplement, Distributions on each series of Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. Except as set forth in the applicable Prospectus Supplement, in the event that any date on which Distributions are payable on a series of Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in New York, New York are authorized or required by law or executive order to close.


     Each Trust's Preferred Securities will represent beneficial ownership interests in the applicable Trust, and the Distributions on each Preferred Security will be payable at a rate specified in the applicable Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month, unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Preferred Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

     If provided in the applicable Prospectus Supplement, the Company may have the right under the Indenture pursuant to which it will issue the Corresponding Junior Subordinated Debentures to elect to defer the payment of interest at any time or from time to time on any series of the Corresponding Junior Subordinated Debentures for up to such number of consecutive interest payment periods as may be specified in such Prospectus Supplement relating to such series (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity Date of the Corresponding Junior Subordinated Debentures. As a consequence of any such deferral, Distributions on the Related Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Preferred Securities) by the applicable Trust during any such Extension Period.

     Unless otherwise specified in an applicable Prospectus Supplement, during any such Extension Period, the Company will not, and will not permit any subsidiary to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company (including other series of Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Corresponding Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation or extension of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee with respect to the series of Related Preferred Securities, (d) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) acquisitions of common stock of the Company in connection with the satisfaction by the Company or any of its subsidiaries of its obligations under any benefit plan for its directors, officers or employees). See "Description of Junior Subordinated Debentures -- Restrictions on Certain Payments."

     The revenue of each Trust available for distribution to holders of its Preferred Securities will be limited to payments made on the Corresponding Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of Junior Subordinated Debentures -- Corresponding Junior Subordinated Debentures." If the Company does not make interest payments on such Corresponding Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Related Preferred Securities. The payment of Distributions (if and only to the extent the Trust has funds sufficient and legally available for the payment of such Distributions) will be guaranteed by the Company on the basis set forth herein under "Description of Guarantees."

     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of such Trust on the relevant record dates as specified in the applicable Prospectus Supplement.

REDEMPTION OR EXCHANGE

     Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the terms of such Corresponding Junior Subordinated Debentures, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the related Trust Securities, upon not less than 30 nor more than 60 days notice (unless otherwise specified in the applicable Prospectus Supplement), at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount (as specified in the applicable Prospectus Supplement) of such Trust Securities plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Corresponding Junior Subordinated Debentures. If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Related Preferred Securities and the Common Securities of the applicable Trust. The amount of premium, if any, paid by the Company upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Related Preferred Securities and the Common Securities of the applicable Trust.

     The Company will have the right to redeem any series of Corresponding Junior Subordinated Debentures on or after such dates or upon the occurrence of such events as may be specified in the applicable Prospectus Supplement. If set forth in the applicable Prospectus Supplement, a series of Corresponding Junior Subordinated Debentures may be redeemable in the event of certain changes in tax law affecting the ability of the Company to deduct, for federal income tax purposes, the interest payable on such Junior Subordinated Debentures. The applicable Prospectus Supplement will describe the terms of any such right and the status of any then pending changes in tax law relevant to such right.

     Distribution of Corresponding Junior Subordinated Debentures. Unless otherwise specified in the applicable Prospectus Supplement and upon satisfaction of any conditions set forth in such Prospectus Supplement, the Company will have the right at any time to dissolve any Trust and, after satisfaction of the liabilities of creditors of such Trust as provided by applicable law, cause a Like Amount of Corresponding Junior Subordinated Debentures in respect of the Related Preferred Securities and Common Securities issued by such Trust to be distributed to the holders of such Related Preferred Securities and Common Securities in exchange therefor upon liquidation of the Trust.

     "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Corresponding Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures upon the liquidation of the related Trust, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Corresponding Junior Subordinated Debentures are distributed.

     After the liquidation date is fixed for any distribution of Corresponding Junior Subordinated Debentures to holders of the related Trust Securities, (i) the related Trust Securities will no longer be deemed to be outstanding, (ii) each holder of such Trust Securities will receive a registered certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution and (iii) such Trust Securities will be deemed to represent Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities, until such Trust Securities are presented to the Administrative Trustees or their agent for cancellation, whereupon the Company will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Corresponding Junior Subordinated Debentures.

     There can be no assurance as to the market price for the Corresponding Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of a Trust were to occur. Accordingly, the Corresponding Junior Subordinated Debentures that the investor may subsequently receive on dissolution and liquidation of a Trust may trade at a discount to the price of the Related Preferred Securities exchanged.

     Conversion or Exchange. If and to the extent set forth in the applicable Prospectus Supplement, the Trust Securities issued by a Trust may be convertible or exchangeable for other debt or equity securities as described in such Prospectus Supplement. The terms of any such conversion or exchange will be set forth in the applicable Prospectus Supplement.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, each Trust's Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Preferred Securities and Common Securities; provided, however, that if an Event of Default under the Declaration of Trust occurs and is continuing, no payments in respect of Distributions on, or payments upon liquidation, redemption or otherwise with respect to, the Common Securities of such Trust shall be made until the holders of the Preferred Securities of such Trust shall be paid in full the Distributions, Redemption Price, Liquidation Distribution and other payments to which they are entitled at such time.

     In the case of any Event of Default under the applicable Declaration, the Company as holder of such Trust's Common Securities will be deemed to have waived any right to act with respect to any such event of default under the applicable Declaration until the effect of all such events of default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. Until all events of default under the applicable Declaration with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of the Company as holder of the Trust's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     Pursuant to each Declaration, unless otherwise specified in the applicable Prospectus Supplement, each Trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of a Like Amount of the Corresponding Junior Subordinated Debentures to the holders of its Trust Securities if and as provided in the applicable Prospectus Supplement; (iii) redemption of all of its Trust Securities if and as provided in the applicable Prospectus Supplement; (iv) conversion or exchange of all of its Trust Securities into other securities if and as provided in the applicable Prospectus Supplement; and (v) upon the dissolution of such Trust after obtaining the consent of a majority in Liquidation Amount of its Trust Securities; and (vi) the entry of an order for the dissolution of such Trust by a court of competent jurisdiction.


     If an early dissolution occurs as described in clause (i), (ii), (v) or
(vi) above, such Trust shall be liquidated by the Administrative Trustees as expeditiously as the Administrative Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Trust as provided by applicable law, to the holders of such Trust Securities in exchange therefor a Like Amount of the Corresponding Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of such Trust as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Trust on its Trust Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities of such Trust shall have a priority over the Common Securities of such Trust.


EVENTS OF DEFAULT; NOTICE

     The occurrence of a Debenture Event of Default with respect to a series of Corresponding Junior Subordinated Debentures (see "Description of Junior Subordinated Debentures -- Debenture Events of Default") constitutes an "Event of Default" under the Declaration pursuant to which the Related Preferred Securities are issued.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Trust's Preferred Securities, the Administrative Trustees and the Company, as Sponsor, unless such Event of Default shall have been cured or waived. The Company, as Sponsor, and the Administrative Trustees of each Trust are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Declaration.

     If an Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities as described above. See " -- Subordination of Common Securities" and " -- Liquidation Distribution Upon Termination." A waiver of a Debenture Event of Default will constitute a waiver of the corresponding Event of Default. The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.


ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES


     If a Debenture Event of Default occurs and is continuing, then the holders of the Preferred Securities of the applicable Trust would rely on the enforcement by the Property Trustee of its rights as a holder of the Corresponding Junior Subordinated Debentures against the Company. Notwithstanding the foregoing, if an Event of Default under a Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay the principal of or premium, if any, or interest on such Corresponding Junior Subordinated Debentures on the date such principal, premium or interest, as the case may be, is otherwise payable (or in the case of redemption, on the redemption date), then a holder of the Related Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal, premium or interest, as the case may be, on such Corresponding Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Related Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Corresponding Junior Subordinated Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of the Related Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action.


REMOVAL OF ISSUER TRUSTEES

     Unless an Event of Default shall have occurred and be continuing with respect to a Trust, any Issuer Trustee of such Trust may be removed at any time by the holder of the Common Securities of such Trust. If an Event of Default with respect to a Trust has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities of such Trust. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees of any Trust, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Declaration.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE


     Unless an Event of Default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property of a Trust may at the time be located, the Company, as the holder of the Common Securities of such Trust, shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Declaration. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.


MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under each Declaration, provided such Person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUSTS

     A Trust may not merge or convert with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other Person, except as described below or under "-- Liquidation Distribution upon Dissolution" or as otherwise provided in an applicable Prospectus Supplement. A Trust may, at the request of the Company, with the consent of the Administrative Trustees but without the consent of the holders of the Preferred Securities, the Property Trustee or the Delaware Trustee, merge or convert with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Trust with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debentures, (iii) the Successor Securities are listed or quoted, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed or quoted, if any, (iv) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity),
(b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"),and (c) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Trust (or successor entity) will continue to be classified as a grantor trust for United States federal income taxes, and (viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, a Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge or convert with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge or convert with or into, or replace it if such consolidation, amalgamation, merger, conversion, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH DECLARATION

     Except as provided below and under "Description of Guarantees -- Amendments and Assignment" and as otherwise required by law and the applicable Declaration, the holders of the Preferred Securities will have no voting rights.


     Except as set forth in an applicable Prospectus Supplement, each Declaration may be amended from time to time by the Administrative Trustees (and in certain circumstances, the Company, the Delaware Trustee or the Property Trustee), without the consent of the holders of the relevant Trust Securities
(i) to cure any ambiguity, correct or supplement any provisions in such Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Declaration, which shall not be inconsistent with the other provisions of such Declaration, (ii) add to the covenants, restrictions, or obligations of the Company as Sponsor, or (iii) to modify, eliminate or add to any provisions of such Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act. Each Declaration may be amended by its Issuer Trustees and the Company (i) with the consent of holders representing a majority (based upon Liquidation Amounts) of the outstanding Trust Securities of the relevant Trust, and (ii) upon receipt by the Issuer Trustees of such Trust of an opinion of counsel to the effect that such amendment or the exercise of any power granted to such Issuer Trustees in accordance with such amendment will not affect such Trust's status as a grantor trust for United States federal income tax purposes or such Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities of such Trust, such Declaration may not be amended to
(i) change the amount or timing of any Distribution or other payment on the Trust Securities of such Trust or otherwise adversely affect the amount of any Distribution or other payment required to be made in respect of the Trust Securities of such Trust as of a specified date or (ii) restrict the right of a holder of such Trust Securities to institute suit for the enforcement of any such payment on or after such date.



     Except as set forth in an applicable Prospectus Supplement, so long as any Corresponding Junior Subordinated Debentures are held by the Property Trustee of a Trust, the Issuer Trustees of such Trust shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee with respect to such Corresponding Junior Subordinated Debentures, (ii) waive any past default that is waivable under certain provisions of the Indenture,
(iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of principal of such Corresponding Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or such Corresponding Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Related Preferred Securities; provided, however, that where a consent or other action under the Indenture with respect to the Corresponding Junior Subordinated Debentures would require the consent or act of holders of Corresponding Junior Subordinated Debentures representing a specified percentage greater than a majority in principal amount of the outstanding Corresponding Junior Subordinated Debentures, no consent or act shall be given or taken without the prior approval of the Holders of outstanding Related Preferred Securities representing at least such specified percentage of the aggregate Liquidation Amount of the Related Preferred Securities then outstanding. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Related Preferred Securities except by subsequent vote of the holders of such Preferred Securities. The Property Trustee shall notify each holder of Related Preferred Securities of any notice of default with respect to the Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Related Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees of such Trust shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

     Any required approval of holders of Preferred Securities of a Trust may be given at a meeting of holders of such Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee of such Trust will cause a notice of any meeting at which holders of Preferred Securities of such Trust are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of such Preferred Securities in the manner set forth in each Declaration.

     No vote or consent of the holders of Preferred Securities of a Trust will be required for a Trust to redeem and cancel its Preferred Securities in accordance with the applicable Declaration.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company or any affiliate of the Company shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

     The Preferred Securities of a series may be issued in whole or in part in the form of one or more Global Preferred Securities that will be deposited with, or on behalf of, the Depository identified in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement for such series, the Depository will be DTC. Global Preferred Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Preferred Securities represented thereby, a Global Preferred Security may not be transferred except as a whole among the Depository, one or more successor depositories or their respective nominees.

     The specific terms of the depository arrangement with respect to a series of Preferred Securities will be described in the Prospectus Supplement relating to such series. Unless otherwise specified in the applicable Prospectus Supplement, the Company anticipates that the following provisions will generally apply to depository arrangements.

     Upon the issuance of a Global Preferred Security, and the deposit of such Global Preferred Security with or on behalf of the Depository, the Depository for such Global Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual Preferred Securities represented by such Global Preferred Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Preferred Securities or by the Company if such Preferred Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depository or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

     So long as the Depository for a Global Preferred Security, or its nominee, is the registered owner of such Global Preferred Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such Global Preferred Security for all purposes under the Declaration governing such Preferred Securities. Except as provided below, owners of beneficial interests in a Global Preferred Security will not be entitled to have any of the individual Preferred Securities of the series represented by such Global Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Preferred Securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable Declaration.

     Payments of the Liquidation Amount, Redemption Price and Distributions or other payments on individual Preferred Securities represented by a Global Preferred Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Preferred Security representing such Preferred Securities. None of the Company, the Property Trustee, any Paying Agent, or the Securities Registrar for such Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Preferred Security representing such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depository for a series of Preferred Securities or its nominee, upon receipt of any payment of Liquidation Amount, Redemption Price, premium or Distributions in respect of a permanent Global Preferred Security representing any of such Preferred Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Preferred Security for such Preferred Securities as shown on the records of such Depository or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     Unless otherwise specified in the applicable Prospectus Supplement, if a Depository for a series of Preferred Securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Trust within 90 days, the Trust will issue individual Preferred Securities of such series in exchange for the Global Preferred Security representing such series of Preferred Securities. In addition, the Trust may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities, determine not to have any Preferred Securities of such series represented by one or more Global Preferred Securities and, in such event, will issue individual Preferred Securities of such series in exchange for the Global Preferred Security or Securities representing such series of Preferred Securities. Further, if the Trust so specifies with respect to the Preferred Securities of a series, an owner of a beneficial interest in a Global Preferred Security representing Preferred Securities of such series may, on terms acceptable to the Trust, the Property Trustee and the Depository for such Global Preferred Security, receive individual Preferred Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities. In any such instance, an owner of a beneficial interest in a Global Preferred Security will be entitled to physical delivery of individual Preferred Securities of the series represented by such Global Preferred Security equal in principal amount to such beneficial interest and to have such Preferred Securities registered in its name. Individual Preferred Securities of such series so issued will be issued in denominations, unless otherwise specified by the Trust, of $1,000 and integral multiples thereof.

PAYMENT AND PAYING AGENCY

     Unless otherwise specified in the applicable Prospectus Supplement, payments in respect of the Preferred Securities of each Trust shall be made to the Depository, which shall credit the relevant accounts at the Depository on the applicable Distribution Dates or, if any Trust's Preferred Securities are not held by the Depository, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee of each Trust and any co-paying agent chosen by such Trust. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the

Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees of such Trust shall appoint a successor to act as Paying Agent for such Trust.

REGISTRAR AND TRANSFER AGENT

     Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee of each Trust will act as registrar and transfer agent for the Preferred Securities of such Trust.

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. No Trust will be required to register or cause to be registered the transfer of its Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee of each Trust, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Declaration and, after any such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee of each Trust is under no obligation to exercise any of the powers vested in it by the applicable Declaration at the request of any holder of the Trust's Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

MISCELLANEOUS

     The Administrative Trustees of each Trust are authorized and directed to conduct the affairs of and to operate the Trusts in such a way that no Trust will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that Corresponding Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes.

     Holders of the Preferred Securities have no preemptive or similar rights.

     No Trust may borrow money or issue debt or mortgage or pledge any of its assets.

                              BOOK-ENTRY ISSUANCE

     DTC will act as securities depository for all of the Preferred Securities and the Junior Subordinated Debentures, unless otherwise set forth in the Prospectus Supplement relating to an offering of Preferred Securities or Junior Subordinated Debentures. The following discussion assumes that DTC will so act. The Preferred Securities or the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Preferred Securities of each Trust or for the Junior Subordinated Debentures, representing in the aggregate the total number of such Trust's Preferred Securities or aggregate principal balance of Junior Subordinated Debentures, respectively, and will be deposited with DTC or its agent.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Preferred Securities or Junior Subordinated Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities or Junior Subordinated Debentures on DTC's records. The ownership interest of each actual purchaser of each Preferred Security and each Junior Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Preferred Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for a series of Preferred Securities or Junior Subordinated Debentures is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities or Junior Subordinated Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices will be sent to Cede & Co. as the registered holder of the Preferred Securities or Junior Subordinated Debentures. If less than all of a Trust's Preferred Securities or the Junior Subordinated Debentures are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting with respect to the Preferred Securities or the Junior Subordinated Debentures is limited to the holders of record of the Preferred Securities or Junior Subordinated Debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities or Junior Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on the Preferred Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, or Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to any of the Preferred Securities or Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and the Company. In the event that a successor securities depository is not obtained, definitive Preferred Security or Junior Subordinated Debenture certificates representing such Preferred Securities or Junior Subordinated Debentures are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In any such event, definitive certificates for such Preferred Securities or Junior Subordinated Debentures will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Trusts and the Company believe to be accurate, but the Trusts and the Company assume no responsibility for the accuracy thereof. Neither the Trusts nor the Company has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                           DESCRIPTION OF GUARANTEES

     A Guarantee will be executed and delivered by the Company concurrently with the issuance by each Trust of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. Bankers Trust Company will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees, which summarizes the material terms thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Preferred Securities means the Preferred Securities of a Trust to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Trust's Preferred Securities.

GENERAL

     The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Trust may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the related Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that such Trust has funds on hand available therefor, or (iii) upon a voluntary or involuntary dissolution and liquidation of such Trust (unless the Corresponding Junior Subordinated Debentures are distributed to holders of such Preferred Securities in exchange therefor), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of such Trust remaining available for distribution to holders of Preferred Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Preferred Securities or by causing the Trust to pay such amounts to such holders.

     Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Trust's obligations under its Preferred Securities, but will apply only to the extent that such Trust has funds sufficient to make such payments, and is not a guarantee of collection.

     If the Company does not make interest payments on the Corresponding Junior Subordinated Debentures held by a Trust, the Trust will not be able to pay Distributions on its Preferred Securities and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company to the extent and in the manner set forth in the Guarantee. See "-- Status of the Guarantees." Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. See "American General Corporation." Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Indenture, any other existing indenture or any other indenture that the Company may enter into in the future or otherwise. See the applicable Prospectus Supplement relating to any offering of Preferred Securities.

     The Company will, through the applicable Guarantee, the applicable Declaration, the applicable series of Corresponding Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of each Trust's obligations under its Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of a Trust's obligations under its Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees."

STATUS OF THE GUARANTEES

     Each Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company in the same manner as the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Subordination."


     Each Guarantee will rank pari passu with each other Guarantee, with certain guarantees previously issued by the Company with respect to certain preferred securities and with all other guarantees (if any) to be issued by other issuers to be established by the Company similar to the Trusts. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held by the Guarantee Trustee of the relevant Trust for the benefit of the holders of the related Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the relevant Trust or upon distribution to the holders of the Preferred Securities of the Corresponding Junior Subordinated Debentures. None of the Guarantees places a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.


EVENTS OF DEFAULT

     An event of default under each Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder or, if applicable, the failure of the Company to deliver other securities in exchange for the Preferred Securities upon the conversion or exchange of such Preferred Securities into such other securities in accordance with their terms. The holders of a majority in aggregate Liquidation Amount of the related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

     Any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the related Guarantee without first instituting a legal proceeding against the applicable Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

CERTAIN COVENANTS OF THE COMPANY

     Unless otherwise specified in an applicable Prospectus Supplement, in each Guarantee, the Company will covenant, as long as any related Preferred Securities are outstanding, that it will not, and will not permit any subsidiary to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company (including other series of Junior Subordinated Debentures) that rank pari passu in all respects with or junior in interest to the Corresponding Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation or extension of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under such Guarantee, (d) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) acquisitions of common stock of the Company in connection with the satisfaction by the Company or any of its subsidiaries of its obligations under any benefit plan for its directors, officers or employees), if at such time (i) there shall have occurred and be continuing any event of which the Company has actual knowledge (a) that is, or with the giving of notice or the lapse of time, or both, would constitute an Event of Default under the Indenture with respect to the Corresponding Junior Subordinated Debentures with respect to such series and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) the Company shall be in default with respect to its payment of any obligations under such Guarantee or (iii) the Company shall have given notice of its election of an Extension Period as provided in the Indenture with respect to the Corresponding Junior Subordinated Debentures and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall be continuing.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in the performance of each Guarantee, undertakes to perform only such duties as are specifically set forth in such Guarantee and, after default with respect to such Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. The Guarantee Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of the related Preferred Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of Preferred Securities -- Voting Rights; Amendment of Each Declaration." All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEES

     Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Preferred Securities, upon full payment of the Liquidation Amount payable upon liquidation of the related Trust, upon distribution of Corresponding Junior Subordinated Debentures to the holders of the related Preferred Securities in accordance with their terms or, if applicable, upon the conversion or exchange of the related Preferred Securities into other securities in accordance with their terms. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Related Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

GOVERNING LAW

     Each Guarantee will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

     RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE CORRESPONDING JUNIOR
                   SUBORDINATED DEBENTURES AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE


     Payments of Distributions and other amounts due on any Preferred Securities (to the extent the issuing Trust has funds available for the payment of such Distributions) will be irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantees." Taken together, the Company's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Declaration and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each Trust's obligations under its Preferred Securities. If and to the extent that the Company does not make payments on any series of Corresponding Junior Subordinated Debentures, the Trust will not pay Distributions or other amounts due on such Preferred Securities. The Guarantees do not cover payment of Distributions when the related Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Preferred Securities is to institute a legal proceeding directly against the Company for the enforcement of payment of amounts equal to such Distributions to such holder. The obligations of the Company under each Guarantee are subordinate and junior in right of payment to all Senior Indebtedness of the Company in the same manner as the Junior Subordinated Debentures.


SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Related Preferred Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Related Preferred Securities and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Related Preferred Securities; (iii) the Company shall pay for all and any costs, expenses and liabilities of the issuing Trust except such Trust's obligations to holders of its Trust Securities under such Trust Securities; and (iv) each Declaration further provides that the applicable Trust will not engage in any activity that is not consistent with the limited purposes of such Trust.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

     A holder of any Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Trust or any other person or entity.


     A default or event of default under any Senior Indebtedness of the Company would not constitute a default or Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Such subordination provisions also provide that payments on the Corresponding Junior Subordinated Debentures may be blocked for up to 180 days in the event of a Senior Nonmonetary Default with respect to any Senior Indebtedness. See "Description of Junior Subordinated Debentures -- Subordination." Failure to make required payments on any series of Corresponding Junior Subordinated Debentures would constitute an Event of Default under the Indenture.


LIMITED PURPOSE OF TRUSTS

     Each Trust's Preferred Securities evidence a preferred beneficial interest in such Trust, and each Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Corresponding Junior Subordinated Debentures and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of a Preferred Security and a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture will be entitled to receive from the Company the principal amount of and premium, if any, and interest on Corresponding Junior Subordinated Debentures held, while a holder of Preferred Securities will be entitled to receive Distributions from such Trust (or, in certain circumstances, from the Company under the applicable Guarantee) if and to the extent such Trust has funds available for the payment of such Distributions.

RIGHTS UPON DISSOLUTION

     Unless the Corresponding Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary dissolution and liquidation of any Trust after satisfaction of liabilities to creditors of such Trust as required by applicable law, the holders of the related Trust Securities will be entitled to receive, out of the assets held by such Trust, the Liquidation Distribution in cash. See "Description of Preferred
Securities -- Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness as and in the manner set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Company receive payments or distributions. Since the Company will be the guarantor under each Guarantee and will agree to pay for all costs, expenses and liabilities of each Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of such Preferred Securities and a holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                          DESCRIPTION OF COMMON STOCK


     If specified in the applicable Prospectus Supplement, any series of Junior Subordinated Debentures or the Preferred Securities of any Trust may be convertible into or exchangeable for Common Stock, par value $.50 per share, of the Company ("Common Stock"). The following summary does not purport to be complete and is qualified in its entirety by reference to the Company's Restated Articles of Incorporation, as amended (the "Articles"), and the Bylaws of the Company, which are incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part.


GENERAL


     The Company is authorized to issue 300,000,000 shares of Common Stock. As of December 31, 1997, there were outstanding 243,206,215 shares of the Company's Common Stock.


     Holders of the Company's Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors of the Company out of any funds legally available therefor, and are entitled upon liquidation, after claims of creditors and preferences of any series of the Company's Preferred Stock, to receive pro rata the net assets of the Company. See "Description of Preferred Stock."

     The holders of the Common Stock are entitled to one vote for each share held and are vested with all of the voting power, except as the Board of Directors of the Company or an authorized committee thereof may provide with respect to any series of Preferred Stock. Directors of the Company are elected for a one-year term expiring upon the annual meeting of stockholders of the Company. The holders of the Common Stock do not have cumulative voting rights.

     The holders of Common Stock do not have any preemptive rights to acquire any shares or other securities of any class which may at any time be issued, sold or offered for sale by the Company. The holders of Common Stock have no conversion rights and the Common Stock is not subject to redemption by either the Company or a stockholder.

     The rights of holders of Common Stock are subject to the preferential rights of the holders of outstanding shares of the Company's 7% Convertible Preferred Stock and the preferential rights of any Preferred Stock that may be issued in the future.

     The Company's Common Stock is listed on the New York, Pacific, London and Swiss Stock Exchanges. First Chicago Trust Company of New York is the transfer agent, registrar and dividend disbursing agent for the Common Stock.

PREFERRED SHARE PURCHASE RIGHTS

     On July 27, 1989, the Board of Directors of the Company authorized the issuance of one preferred share purchase right (a "Right") for each share of Common Stock outstanding on August 7, 1989 and for each share of Common Stock issued thereafter but prior to the earlier of the Distribution Date and the Termination Date (as each such term is defined below). A Right is attached to each share of Common Stock and entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.50 per share, of the Company (the "Junior Preferred Shares"), at a price of $120 per one one-hundredth of a Junior Preferred Share, subject to certain adjustments.

     The Rights will expire on August 7, 1999, unless the expiration date is extended or the Rights are redeemed earlier (any such date being the "Termination Date"). The Rights are not exercisable or transferable separately from the shares of Common Stock until the "Distribution Date" which will occur on the earlier of (i) 10 business days following the first public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Stock and any other shares of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up of the Company (the "Voting Stock") or (ii) 10 business days following the commencement of, or the first public announcement of an intention to commence, a tender or exchange offer the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of 25% or more of the then outstanding Voting Stock.

     In the event the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earnings power should be sold or otherwise transferred, each holder of a Right will have the right to receive, upon payment of the Right's then current exercise price, common stock of the acquiring company which has a market value of two times the exercise price of the Right. In the event that any person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive upon exercise thereof that number of shares of Common Stock (or under certain circumstances, Common Stock-equivalent Junior Preferred Shares) having a market value of two times the exercise price of the Rights.

     At any time 10 business days after a person or group of affiliated or associated persons has become an Acquiring Person and prior to the acquisition by any person or group of 50% or more of the outstanding Voting Stock, the Board of Directors of the Company may exchange the Rights (other than Rights acquired or beneficially owned by such Acquiring Person, which Rights held by such Acquiring Person shall then be null and void), in whole or in part, at an exchange ratio of one share of Common Stock (or one one-hundredth of a share of Junior Preferred Stock), appropriately adjusted to reflect any stock split, stock dividend or similar transaction, for each two shares of Common Stock for which the Right is then exercisable.

     At any time prior to the close of business on the tenth day following the first public announcement that a person or group of affiliated or associated persons has become an Acquiring Person, the Board of Directors of the Company may redeem the then outstanding Rights in whole, but not in part, at a price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction (the "Rights Redemption Price"). Any such redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish.

     The purchase price payable, and the number of Junior Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Shares.

     The number of outstanding Rights and the number of one one-hundredths of a Junior Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of reclassification of securities, or recapitalization or reorganization of the Company or other transaction involving the Company which has the effect, directly or indirectly, of increasing by more than one percent the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries beneficially owned by any Acquiring Person, in any such case, prior to an exchange by the Company as described above.

     The terms of the Rights may be amended, including extending the expiration date, by the Board of Directors of the Company without the consent of the holders of the Rights, except in certain circumstances.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors of the Company. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company since the Rights may be redeemed by the Company at the

Rights Redemption Price prior to the time that a person or group has acquired beneficial ownership of 50% or more of the Voting Stock.

     The Junior Preferred Shares will be non-redeemable and rank junior to all other series of the Company's Preferred Stock. Each whole Junior Preferred Share will be entitled to receive a quarterly preferential dividend in an amount equal to the greater of (i) $0.25 or (ii) subject to certain adjustments, 100 times the dividend declared on each share of Common Stock. In the event of the liquidation, dissolution or winding up of the Company, each whole Junior Preferred Share will be entitled to receive a preferential liquidation payment in an amount equal to the greater of (i) $1.50, or (ii) 100 times the aggregate amount to be distributed per share to holders of Common Stock, plus, in either case, an amount equal to all accrued and unpaid dividends thereon. In the event of any merger, consolidation or other transaction in which Common Stock is exchanged for or changed into other stock or securities, cash or other property, each whole Junior Preferred Share will be entitled to receive 100 times the amount received per each share of Common Stock. Each whole Junior Preferred Share will be entitled to 100 votes on all matters submitted to a vote of the shareholders of the Company, and Junior Preferred Shares will generally vote together as one class with the Common Stock and any other voting capital stock of the Company on all matters submitted to a vote of shareholders of the Company.

     If such registration is then required by applicable law, the Company will use its best efforts to cause the offer and sale of Junior Preferred Shares issuable upon exercise of the Rights to be registered pursuant to the Securities Act at any such time as the Rights become exercisable.

     The foregoing description of the Rights and the Junior Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as amended, which is an exhibit to the Registration Statement of which this Prospectus forms a part, and the Statement of Resolution Establishing Series of Shares of the Junior Preferred Shares.

BUSINESS COMBINATION LAW

     The Company is subject to Part Thirteen of the Texas Business Corporation Act, known as the "Business Combination Law," which became effective September 1, 1997. In general, the Business Combination Law prevents an "affiliated shareholder" (or its affiliates or associates) from entering into or engaging in a "business combination" with an "issuing public corporation" during the three-year period immediately following the date on which the affiliated shareholder became an affiliated shareholder, unless (a) before the date such person became an affiliated shareholder, the board of directors of the issuing public corporation approves the business combination or the acquisition of shares that caused the affiliated shareholder to become an affiliated shareholder, or (b) not less than six months after the date such person became an affiliated shareholder, the business combination is approved by the affirmative vote of holders of at least two-thirds of the issuing public corporation's outstanding voting shares not beneficially owned by the affiliated shareholder or its affiliates or associates. For the purposes of the foregoing, "affiliated shareholder" is defined generally as a person that is or was within the preceding three-year period the beneficial owner of 20% or more of a corporation's outstanding voting shares; "business combination" is defined generally to include (i) mergers, share exchanges or conversions involving the affiliated shareholder, (ii) dispositions of assets involving the affiliated shareholder having an aggregate value equal to 10% or more of the market value of the assets or of the outstanding common stock or representing 10% or more of the earning power or net income of the corporation, (iii) certain issuances or transfers of securities by the corporation to the affiliated shareholder other than on a pro rata basis, (iv) certain plans or agreements relating to a liquidation or dissolution of the corporation involving an affiliated shareholder, (v) certain reclassifications, recapitalizations, distributions or other transactions that would have the effect of increasing the affiliated shareholder's percentage ownership of the corporation and (vi) the receipt of tax, guarantee, loan or other financial benefits by an affiliated shareholder other than proportionately as a shareholder of the corporation; and "issuing public corporation" is generally defined to include most publicly held Texas corporations, including the Company.

ADVANCE NOTICE OF SHAREHOLDER NOMINATIONS AND PROPOSALS



     The Company's Bylaws provide that, subject to the rights of any class or series of Preferred Stock to nominate and elect a specified number of directors in certain circumstances, nominations of persons for election as directors of the Company may be made by a shareholder only if the shareholder is a shareholder of record and such shareholder gives timely written notice of such shareholder's intent to make such nomination or nominations to the Secretary of the Company in accordance with the Company's Bylaws. To be timely, the notice must be given (a) in the case of an annual meeting, not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, that in the event that such annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so given not later than the close of business on the tenth day following the day on which notice of the date of such annual meeting is mailed or public disclosure of the date of such annual meeting is made, whichever first occurs, and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of such special meeting is mailed or public disclosure of the date of such special meeting is made, whichever first occurs. Each such notice must contain certain specified information with respect to the shareholder making the proposal, and the nominee or nominees.



     The Company's Bylaws also provide that no business may be brought before an annual meeting of shareholders by a shareholder unless such shareholder is a shareholder of record and such shareholder gives notice of such business to the Secretary of the Company, in accordance with the Company's Bylaws, not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, that in the event that such annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so given not later than the close of business on the tenth day following the day on which notice of the date of such annual meeting is mailed or public disclosure of the date of such annual meeting is made, whichever first occurs. Each such notice must set forth certain specified information and representations concerning the proposal and the shareholder making the proposal.


                         DESCRIPTION OF PREFERRED STOCK

     If specified in the applicable Prospectus Supplement, any series of Junior Subordinated Debentures or the Preferred Securities of any Trust may be convertible into or exchangeable for shares of the Company's Preferred Stock, par value $1.50 per share. The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock. Certain other terms of any series of Preferred Stock into or for which any Junior Subordinated Debentures or Preferred Securities may be convertible or exchangeable will be specified in the Prospectus Supplement relating to such Junior Subordinated Debentures or Preferred Securities. If so specified in any such Prospectus Supplement, the terms of any series of Preferred Stock may differ from the terms set forth below. The description of the terms of the Preferred Stock set forth below and in an applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Statement of Resolutions relating to the applicable series of Preferred Stock, which will be filed as an exhibit to, or incorporated by reference in, the Registration Statement of which this Prospectus forms a part.

GENERAL

     Pursuant to the Articles and Bylaws of the Company, and applicable Texas law, the Board of Directors of the Company, or an authorized committee thereof, has the authority, without further shareholder action, to issue up to 60,000,000 shares of Preferred Stock, $1.50 par value, in one or more series and in such amounts and for such consideration, as may be determined from time to time by resolution of the Board of Directors of the Company, or an authorized committee thereof, and to fix before the issuance of any shares of Preferred Stock of a particular series, the number of shares constituting that series and the distinctive designation of that series; the dividend rate (or method of determining the same); the voting rights; conversion privileges; redemption rights; repurchase obligations; sinking fund availability; rights upon liquidation, dissolution or winding up and the priority thereof; restrictions upon the Company with respect to the creation of debt or the issuance of additional Preferred Stock or other stock ranking prior to or on a parity therewith with respect to dividends or upon liquidation; restrictions on the Company with respect to the issuance of, payment of dividends upon, or the making of other distributions with respect to, or the acquisition or redemption of, shares ranking junior to the Preferred Stock; the priority of each series of Preferred Stock in relation to other series of Preferred Stock; and any other designations, powers, preferences and rights, including, without limitation, any qualifications, limitations or restrictions thereof. The holders of any series of Preferred Stock shall not have any preemptive rights to acquire any shares or securities of any class which may at any time be issued, sold or offered for sale by the Company.

     As of the date of this Prospectus, the Company had no Preferred Stock outstanding other than the 7% Convertible Preferred Stock described below under "-- 7% Convertible Preferred Stock." As of such date, the Company had Preferred Share Purchase Rights outstanding. A description of these rights is provided under "Description of Common Stock -- Preferred Share Purchase Rights."

DIVIDENDS

     The holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, dividends at such rates and on such dates as will be specified in the applicable Prospectus Supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable Prospectus Supplement. Dividends will be payable to the holders of record as they appear on the stock books of the Company on such record dates as will be fixed by the Board of Directors of the Company.

     Unless otherwise indicated in an applicable Prospectus Supplement, all series of Preferred Stock will be senior in right as to dividends and in liquidation to the Common Stock and any other class of stock of the Company ranking junior to the Preferred Stock.

VOTING RIGHTS

     Except as indicated in the applicable Prospectus Supplement or as expressly required by applicable law, the holders of the Preferred Stock will not be entitled to vote. In the event the Company issues a series of Preferred Stock with voting rights, unless otherwise specified in the Prospectus Supplement relating to such series, each such share will be entitled to one vote on matters on which holders of such series of the Preferred Stock are entitled to vote. Since each full share of any series of Preferred Stock of the Company shall be entitled to one vote, the voting power of such series, on matters on which holders of such series and holders of other series of Preferred Stock are entitled to vote as a single class, shall depend on the number of shares in such series, not the aggregate stated value, liquidation preference or initial offering price of the shares of such series of Preferred Stock.

CONVERSION AND EXCHANGE

     The Prospectus Supplement relating to a series of the Preferred Stock will set forth the conditions or terms, if any, upon which any such series will be convertible or exchangeable, and the terms of the securities into which such series will be convertible or exchangeable.

REDEMPTION RIGHTS

     A series of the Preferred Stock may be redeemable, in whole or in part, at the option of the Company or any holder thereof, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices specified in the applicable Prospectus Supplement and subject to the rights of holders of other securities of the Company. Preferred Stock redeemed by the Company will be restored to the status of authorized but unissued preferred shares.

REPURCHASE OBLIGATION

     The Prospectus Supplement relating to a series of the Preferred Stock will state the conditions and terms, if any, upon which such series shall be subject to repurchase by the Company.

RIGHTS UPON LIQUIDATION

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to shareholders, before any distribution of assets is made to holders of Common Stock or any other class or series of shares ranking junior to such Preferred Stock upon liquidation, a liquidating distribution in the amount per share as set forth in the Prospectus Supplement relating to such series of Preferred Stock plus accrued and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company the amounts payable with respect to Preferred Stock of any series and any other shares of the Company ranking as to any such distribution on a parity with such Preferred Stock of such series are not paid in full, the holders of such Preferred Stock of such series and of such other shares will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. Neither the sale of all or substantially all of the property or business of the Company nor the merger or consolidation of the Company into or with any other corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of the Company. Except as indicated in the applicable Prospectus Supplement, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of Preferred Stock of any series will not be entitled to any further participation in any distribution of assets by the Company.

CONDITIONS AND RESTRICTIONS UPON THE COMPANY

     The Prospectus Supplement relating to a series of the Preferred Stock will describe any conditions or restrictions upon the Company which are for the benefit of such series, including restrictions upon the creation of debt or other series of Preferred Stock; payment of dividends; or distributions, acquisitions or redemptions of shares ranking junior to such series.

7% CONVERTIBLE PREFERRED STOCK


     As of December 31, 1997, there were issued and outstanding 2,317,701 shares of the Company's 7% Convertible Preferred Stock. The 7% Convertible Preferred Stock is entitled to receive annual cumulative dividends at a rate per annum of 7% of the stated liquidation preference of $36.7625. On March 1, 2001 (the "Mandatory Conversion Date"), unless previously redeemed or converted, each share of 7% Convertible Preferred Stock will mandatorily convert into (i) one share of the Company's Common Stock, subject to adjustment in certain events, and (ii) the right to receive cash in an amount equal to all accrued and unpaid dividends thereon. Shares of 7% Convertible Preferred Stock are not redeemable prior to March 1, 2000 (the "Initial Redemption Date"). At any time and from time to time on and after the Initial Redemption Date, the Company may redeem any or all of the outstanding shares of 7% Convertible Preferred Stock in exchange for a number of shares of Common Stock equal to the quotient obtained by dividing (i) 101.75% of the stated liquidation preference, declining quarterly to 100% of the stated liquidation preference on the Mandatory Conversion Date, plus all accrued and unpaid dividends thereon by (ii) the Current Market Price (as defined) of the Common Stock on the applicable date of determination, but in no event less than .8264 of a share of Common Stock. At any time prior to the Mandatory Conversion Date, unless previously redeemed, each share of 7% Convertible Preferred Stock is convertible at the option of the holder into .8264 of a share of Common Stock subject to certain adjustments.

     The holders of shares of 7% Convertible Preferred Stock have the right to vote in the election of Directors of the Company and upon each other matter coming before any meeting of the holders of Common Stock on the basis of 4/5 of one vote for each share of 7% Convertible Preferred Stock. On such matters, the holders of shares of 7% Convertible Preferred Stock and the holders of Common Stock will vote together as one class except as otherwise provided by law or the Articles. In addition, holders of shares of 7% Convertible Preferred Stock have additional voting rights with respect to certain other matters, including certain rights to elect two directors in the event of specified dividend arrearages. The shares of 7% Convertible Preferred Stock rank prior to the Common Stock as to the payment of dividends and distribution of assets upon liquidation.


6% CONVERTIBLE MONTHLY INCOME PREFERRED SECURITIES AND SERIES A PREFERRED STOCK



     The Company has established a series of Preferred Stock designated as the Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"), no shares of which have been issued. The Series A Preferred Stock has been established in connection with the issuance by American General Delaware, L.L.C. ("American General Delaware"), a Delaware limited liability company and an affiliate of the Company, of 5,000,000 of its 6% Convertible Monthly Income Preferred Securities, Series A (the "Series A Preferred Securities"), representing preferred limited liability company interests in American General Delaware. The Series A Preferred Securities are subject to exchange, in whole but not in part, for shares of Series A Preferred Stock, at the rate of one share of Series A Preferred Stock for each Series A Preferred Security, upon a vote of the holders of a majority of the aggregate liquidation preference of all outstanding Series A Preferred Securities following the failure of holders of Series A Preferred Securities to receive dividends in full (including arrearages) for 15 consecutive months.



     Holders of the Series A Preferred Securities are entitled to receive cumulative cash distributions from American General Delaware at the annual rate of 6% of the liquidation preference of $50 per Series A Preferred Security, accruing from the date of original issuance and payable monthly in arrears on the last day of each calendar month of each year. In the event of the liquidation, dissolution or winding-up of American General Delaware, holders of Series A Preferred Securities are entitled to receive for each Series A Preferred Security a liquidation preference of $50 plus an amount equal to any accumulated and unpaid dividends (whether or not earned or declared), to the date of payment, subject to certain limitations. Each Series A Preferred Security is convertible at the option of the holder, at any time prior to the expiration of such conversion rights as discussed below, into shares of Common Stock, at the rate of 1.2288 shares of Common Stock for each Series A Preferred Security (equivalent to a conversion price of $40.69 per share of Common Stock), subject to adjustment in certain circumstances. On any date on or after May 31, 2000, American General Delaware may, at its option, cause the conversion rights of holders of the Series A Preferred Securities to expire if certain conditions are then satisfied (the "Conversion Expiration Date"). The Series A Preferred Securities are redeemable at the option of American General Delaware, in whole or in part, from time to time, on or after May 31, 2003, at a cash redemption price equal to the liquidation preference for such Series A Preferred Securities plus accumulated and unpaid dividends (whether or not earned or declared) to the date fixed for redemption (the "Redemption Price"). The Series A Preferred Securities are also redeemable at the option of American General Delaware, in whole but not in part, at the Redemption Price if, at any time after the Conversion Expiration Date, less than 10% of the Series A Preferred Securities that were originally issued remains outstanding. The Series A Preferred Securities will be subject to mandatory redemption on May 31, 2025, or earlier in certain circumstances.



     The Series A Preferred Stock will have dividend, liquidation, optional redemption and conversion provisions and certain other terms substantially similar to those of the Series A Preferred Securities, except that, among other things, the holders of Series A Preferred Stock will have the right (voting together with holders of certain other series of capital stock of the Company including, under certain circumstances, the holders of 7% Convertible Preferred Stock) to elect two additional directors of the Company whenever dividends on the Series A Preferred Stock are in arrears for 18 or more consecutive months, no interest will accumulate or be payable on any dividend arrearages on the Series A Preferred

Stock and the Series A Preferred Stock will not be subject to mandatory redemption. The Series A Preferred Stock, if issued, would be pari passu with the 7% Convertible Preferred Stock as to the payment of dividends and distributions of assets upon liquidation of the Company.


                              PLAN OF DISTRIBUTION

     The Company may sell the Junior Subordinated Debentures and any Trust may sell Preferred Securities (such Junior Subordinated Debentures and Preferred Securities, the "Offered Securities") in any of, or any combination of, the following ways: (i) directly to purchasers, (ii) through agents and (iii) through underwriters or dealers.

     If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the applicable Prospectus Supplement, which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public.

     Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Securities will be subject to conditions precedent and the underwriters will be obligated to purchase all such Offered Securities if any are purchased. The initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.


     If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, the Company and/or any Trust, as the case may be, will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement. Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by the Company and/or any Trust, as the case may be, against certain liabilities, including liabilities under the Securities Act.


     In connection with the offering of the Preferred Securities of any Trust, such Trust may grant to the underwriters an option to purchase additional Preferred Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Preferred Securities.

     Underwriters, agents and dealers may engage in transactions with, or perform services for, the Company and/or the applicable Trust and/or any of their affiliates in the ordinary course of business.

     The Offered Securities will be new issues of securities and will have no established trading market. Any underwriters to whom Offered Securities are sold for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Offered Securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any Offered Securities.

                                 LEGAL MATTERS


     Unless otherwise indicated in the applicable Prospectus Supplement, certain legal matters will be passed upon for the Company by Vinson & Elkins L.L.P., and for the Trusts by Richards, Layton & Finger, P.A., special Delaware counsel to the Trusts and the Company. Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Guarantees and the Junior Subordinated Debentures will be passed upon for the Underwriters by Brown & Wood LLP. Vinson & Elkins L.L.P. and Brown & Wood LLP will rely on the opinion of Richards, Layton & Finger, P.A. as to certain matters of Delaware law.

                                    EXPERTS

     The consolidated financial statements and schedules of the Company and its subsidiaries appearing in the Company's Current Report on Form 8-K dated October 10, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. See "Incorporation by Reference." Such consolidated financial statements and schedules are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such consolidated financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following are the estimated expenses to be incurred by the registrants in connection with the offering described in this Registration Statement (other than underwriting discount and commissions).

SEC registration fee........................................  $  454,546
Printing....................................................     200,000
Legal fees and expenses.....................................     450,000
Accounting fees and expenses................................     200,000
Trustee's fees and expenses.................................     450,000
Rating agency fees..........................................     430,000
Miscellaneous...............................................      15,454
                                                              ----------
          Total.............................................  $2,200,000
                                                              ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 2.01-1 of the Texas Business Corporation Act contains detailed provisions with respect to indemnification of directors and officers of a Texas corporation against reasonable expenses actually incurred in connection with certain legal proceedings.

     In addition, Article VI of the Company's Bylaws sets forth certain rights of the Company's officers and directors to indemnification. The Company's Bylaws, as in effect on the date hereof, are incorporated by reference herein as
Exhibit 4(f).

     The agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of securities registered hereunder may provide for the indemnification of the Company, the Trusts, their respective controlling persons and directors and certain of their respective officers by any agents, dealers or underwriters, as the case may be, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     It is contemplated that the Amended and Restated Declaration of Trust to be entered into with respect to each Trust at the time of any offering of securities thereby will contain provisions under which the Company will indemnify the Trustees of such Trust for liabilities arising in connection with their duties as Trustee. See Exhibit 4(n) below.

     The Company has placed in effect insurance coverage which purports (a) to insure it against certain costs of indemnification which may be incurred by it pursuant to the aforementioned Bylaw provisions or otherwise, and (b) to insure the officers and directors of the Company and of its specified subsidiaries against certain liabilities incurred by them in the discharge of their functions as officers and directors except for liabilities arising from their own malfeasance.

     See "Item 17. Undertakings" below for a description of the position of the Securities and Exchange Commission with respect to such indemnification provisions.

ITEM 16. EXHIBITS

     The following exhibits are filed as a part of this Registration Statement:


EXHIBIT
 NUMBER                             DESCRIPTION
-------                             -----------
      *1(a) -- Form of Underwriting Agreement (Debt Securities and
               Warrants to purchase Debt Securities), including forms of
               Pricing Agreement and Delayed Delivery Contract.
     **1(b) -- Form of Underwriting Agreement (Common Stock and Warrants
               to Purchase Common Stock), including forms of Pricing
               Agreement and Delayed Delivery Contract.
     **1(c) -- Form of Underwriting Agreement (Preferred Stock and
               Warrants to Purchase Preferred Stock), including forms of
               Pricing Agreement and Delayed Delivery Contract.
     **1(d) -- Form of Underwriting Agreement (Convertible Preferred
               Securities).
    ***1(e) -- Form of Underwriting Agreement (Non-Convertible Preferred
               Securities), including form of Pricing Agreement.
      *4(a) -- Form of Senior Indenture, dated as of November 15, 1997, between the Company and Bankers Trust Company, as
               Trustee. The form or forms of Senior Securities with
               respect to each particular offering will be filed as an
               exhibit to a Current Report on Form 8-K and incorporated
               herein by reference.
      *4(b) -- Form of Senior Subordinated Indenture, dated as of
               November 15, 1997, between the Company and Bankers Trust
               Company, as Trustee. The form or forms of Senior
               Subordinated Securities with respect to each particular
               offering will be filed as an exhibit to a Current Report
               on Form 8-K and incorporated herein by reference.
      *4(c) -- Form of Junior Subordinated Indenture, dated as of
               November 15, 1997, between the Company and Bankers Trust
               Company, as Trustee. The form or forms of Junior
               Subordinated Debentures with respect to each particular
               offering will be filed as an exhibit to a Current Report
               on Form 8-K and incorporated herein by reference.
       4(d) -- Restated Articles of Incorporation of the Company
               (including Statement of Resolution Establishing Series of
               Shares of Series A Junior Participating Preferred Stock)
               (incorporated by reference to Exhibit 4.1 to Registration
               Statement No. 33-33115); Statement of Resolution
               Establishing Series of Shares of Series A Cumulative
               Convertible Preferred Stock (incorporated by reference to
               Exhibit 4(o) to Registration Statement No. 33-58317); and
               Statement of Resolution Establishing Series of Shares of
               7% Convertible Preferred Stock (incorporated by reference
               to Exhibit 4(d) to Registration Statement No. 333-00513).
       4(e) -- Rights Agreement dated as of July 27, 1989, as amended by the First Amendment thereto dated as of October 26, 1992,
               by and between the Company and First Chicago Trust
               Company of New York, as Rights Agent (incorporated by
               reference to Exhibit 4 to the Company's Quarterly Report
               on Form 10-Q for the quarter ended June 30, 1989, and to
               Exhibit 19 to the Company's Quarterly Report on Form 10-Q
               for the quarter ended September 30, 1992, respectively).
       4(f) -- Bylaws of the Company (incorporated by reference to
               Exhibit 3 to the Company's Quarterly Report on Form 10-Q
               for the quarter ended September 30, 1997).
     **4(g) -- Form of Debt Warrant Agreement, including form of Debt
               Warrant Certificates.
     **4(h) -- Form of Preferred Stock Warrant Agreement, including form of Preferred Stock Warrant Certificates.
     **4(i) -- Form of Common Stock Warrant Agreement, including form of
               Common Stock Warrant Certificates.
      *4(j) -- Declaration of Trust, dated as of November 14, 1997, of
               American General Capital I.
      *4(k) -- Declaration of Trust, dated as of November 14, 1997, of
               American General Capital II.

EXHIBIT
 NUMBER                             DESCRIPTION
-------                             -----------
      *4(l) -- Declaration of Trust, dated as of November 14, 1997, of
               American General Capital III.
      *4(m) -- Declaration of Trust, dated as of November 14, 1997, of
               American General Capital IV.
      *4(n) -- Form of Amended and Restated Declaration of Trust to be
               entered into with respect to each of the Trusts prior to
               the offering of any securities thereby. The Amended and
               Restated Declaration of Trust with respect to any
               offering of Preferred Securities by a Trust will be filed
               as an exhibit to a Current Report on Form 8-K and
               incorporated herein by reference.
       4(o) -- Form and Terms of the Preferred Securities (included in
               Exhibit 4(n)).
      *4(p) -- Certificate of Trust of American General Capital I.
      *4(q) -- Certificate of Trust of American General Capital II.
      *4(r) -- Certificate of Trust of American General Capital III.
      *4(s) -- Certificate of Trust of American General Capital IV.
      *4(t) -- Form of Preferred Securities Guarantee Agreement to be
               entered into with respect to each of the Trusts prior to
               the offering of any securities thereby.
      *5(a) -- Opinion and Consent of Vinson & Elkins L.L.P. with respect to the validity of securities of the Company.
      *5(b) -- Opinions and Consents of Richards, Layton & Finger, P.A.
               with respect to the validity of the securities of each
               Trust.
     **8    -- Opinion and Consent of Vinson & Elkins L.L.P. with
               respect to certain tax matters.
      12    -- Computation of Ratio of Earnings to Fixed Charges and
               Ratio of Earnings to Combined Fixed Charges and Preferred
               Stock Dividends (incorporated by reference to Exhibit 12
               to the Company's Current Report on Form 8-K dated October
               10, 1997 and Exhibit 12 to the Company's Quarterly Report
               on Form 10-Q for the quarter ended September 30, 1997).
      23(a) -- Consent of Vinson & Elkins L.L.P. (contained in their opinions in Exhibits 5(a) and 8).
      23(b) -- Consent of Richards, Layton & Finger, P.A. (contained in their opinions in Exhibit 5(b)).
   ***23(c) -- Consent of Ernst and Young LLP, Independent Auditor.
     *24    -- Powers of Attorney.
     *25(a) -- Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of Bankers Trust Company, as Trustee
               under the Senior Indenture.
     *25(b) -- Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of Bankers Trust Company, as Trustee
               under the Senior Subordinated Indenture.
     *25(c) -- Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of Bankers Trust Company, as Trustee,
               relating to the Preferred Securities of American General
               Capital I and the Junior Subordinated Debentures and
               related Preferred Securities Guarantee of the Company.
     *25(d) -- Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of Bankers Trust Company, as Trustee,
               relating to the Preferred Securities of American General
               Capital II and the Junior Subordinated Debentures and
               related Preferred Securities Guarantee of the Company.
     *25(e) -- Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of Bankers Trust Company, as Trustee,
               relating to the Preferred Securities of American General
               Capital III and the Junior Subordinated Debentures and
               related Preferred Securities Guarantee of the Company.

EXHIBIT
 NUMBER                             DESCRIPTION
-------                             -----------
     *25(f) -- Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of Bankers Trust Company, as Trustee,
               relating to the Preferred Securities of American General
               Capital IV and the Junior Subordinated Debentures and
               related Preferred Securities Guarantee of the Company.


---------------


 * Previously filed.



 ** To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.



*** Filed herewith.


ITEM 17. UNDERTAKINGS.

     The registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (4) that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, American General Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 9, 1998.


                                            AMERICAN GENERAL CORPORATION
                                            (Registrant)

                                            By:     /s/ ELLEN H. MASTERSON
                                              ----------------------------------
                                              Ellen H. Masterson
                                              Senior Vice President and
                                              Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, American General Capital I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 9, 1998.


                                            AMERICAN GENERAL CAPITAL I

                                            By: AMERICAN GENERAL CORPORATION, as
                                                Sponsor

                                            By:     /s/ ELLEN H. MASTERSON
                                              ----------------------------------
                                              Ellen H. Masterson
                                              Senior Vice President and
                                              Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, American General Capital II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 9, 1998.


                                            AMERICAN GENERAL CAPITAL II

                                            By: AMERICAN GENERAL CORPORATION, as
                                                Sponsor

                                            By:     /s/ ELLEN H. MASTERSON
                                              ----------------------------------
                                              Ellen H. Masterson
                                              Senior Vice President and
                                              Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, American General Capital III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on February 9, 1998.


                                            AMERICAN GENERAL CAPITAL III

                                            By: AMERICAN GENERAL CORPORATION, as
                                                Sponsor

                                            By:     /s/ ELLEN H. MASTERSON
                                              ----------------------------------
                                              Ellen H. Masterson
                                              Senior Vice President and
                                              Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, American General Capital IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 9, 1998.


                                            AMERICAN GENERAL CAPITAL IV

                                            By: AMERICAN GENERAL CORPORATION, as
                                                Sponsor

                                            By:     /s/ ELLEN H. MASTERSON
                                              ----------------------------------
                                              Ellen H. Masterson
                                              Senior Vice President and
                                              Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities with American General Corporation indicated on February 9, 1998.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                  ROBERT M. DEVLIN*                    Chairman of the Board, Chief Executive Officer
-----------------------------------------------------    and Director (principal executive officer)
                  Robert M. Devlin

               /s/ ELLEN H. MASTERSON                  Senior Vice President and Chief Financial
-----------------------------------------------------    Officer (principal financial officer)
                 Ellen H. Masterson

                 /s/ PAMELA J. PENNY                   Vice President and Controller (principal
-----------------------------------------------------    accounting officer)
                   Pamela J. Penny

                  J. EVANS ATTWELL*                    Director
-----------------------------------------------------
                  J. Evans Attwell

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                  BRADY F. CARRUTH*                    Director
-----------------------------------------------------
                  Brady F. Carruth

              JAMES S. D'AGOSTINO, JR.*                Director
-----------------------------------------------------
                James D'Agostino, Jr.

               W. LIPSCOMB DAVIS, JR.*                 Director
-----------------------------------------------------
               W. Lipscomb Davis, Jr.

                  LARRY D. HORNER*                     Director
-----------------------------------------------------
                   Larry D. Horner

                RICHARD J.V. JOHNSON*                  Director
-----------------------------------------------------
                Richard J.V. Johnson

                 MICHAEL E. MURPHY*                    Director
-----------------------------------------------------
                  Michael E. Murphy

                   JON P. NEWTON*                      Director
-----------------------------------------------------
                    Jon P. Newton

                ROBERT E. SMITTCAMP*                   Director
-----------------------------------------------------
                 Robert E. Smittcamp

                  ANNE M. TATLOCK*                     Director
-----------------------------------------------------
                   Anne M. Tatlock

                *By: /s/ MARK S. BERG
  ------------------------------------------------
           Mark S. Berg, Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
 NUMBER                             DESCRIPTION
-------                             -----------
      *1(a) -- Form of Underwriting Agreement (Debt Securities and
               Warrants to purchase Debt Securities), including forms of
               Pricing Agreement and Delayed Delivery Contract.
     **1(b) -- Form of Underwriting Agreement (Common Stock and Warrants
               to Purchase Common Stock), including forms of Pricing
               Agreement and Delayed Delivery Contract.
     **1(c) -- Form of Underwriting Agreement (Preferred Stock and
               Warrants to Purchase Preferred Stock), including forms of
               Pricing Agreement and Delayed Delivery Contract.
     **1(d) -- Form of Underwriting Agreement (Convertible Preferred
               Securities).
    ***1(e) -- Form of Underwriting Agreement (Non-Convertible Preferred
               Securities), including form of Pricing Agreement.
      *4(a) -- Form of Senior Indenture, dated as of November 15, 1997, between the Company and Bankers Trust Company, as
               Trustee. The form or forms of Senior Securities with
               respect to each particular offering will be filed as an
               exhibit to a Current Report on Form 8-K and incorporated
               herein by reference.
      *4(b) -- Form of Senior Subordinated Indenture, dated as of
               November 15, 1997, between the Company and Bankers Trust
               Company, as Trustee. The form or forms of Senior
               Subordinated Securities with respect to each particular
               offering will be filed as an exhibit to a Current Report
               on Form 8-K and incorporated herein by reference.
      *4(c) -- Form of Junior Subordinated Indenture, dated as of
               November 15, 1997, between the Company and Bankers Trust
               Company, as Trustee. The form or forms of Junior
               Subordinated Debentures with respect to each particular
               offering will be filed as an exhibit to a Current Report
               on Form 8-K and incorporated herein by reference.
       4(d) -- Restated Articles of Incorporation of the Company
               (including Statement of Resolution Establishing Series of
               Shares of Series A Junior Participating Preferred Stock)
               (incorporated by reference to Exhibit 4.1 to Registration
               Statement No. 33-33115); Statement of Resolution
               Establishing Series of Shares of Series A Cumulative
               Convertible Preferred Stock (incorporated by reference to
               Exhibit 4(o) to Registration Statement No. 33-58317); and
               Statement of Resolution Establishing Series of Shares of
               7% Convertible Preferred Stock (incorporated by reference
               to Exhibit 4(d) to Registration Statement No. 333-00513).
       4(e) -- Rights Agreement dated as of July 27, 1989, as amended by the First Amendment thereto dated as of October 26, 1992,
               by and between the Company and First Chicago Trust
               Company of New York, as Rights Agent (incorporated by
               reference to Exhibit 4 to the Company's Quarterly Report
               on Form 10-Q for the quarter ended June 30, 1989, and to
               Exhibit 19 to the Company's Quarterly Report on Form 10-Q
               for the quarter ended September 30, 1992, respectively).
       4(f) -- Bylaws of the Company (incorporated by reference to
               Exhibit 3 to the Company's Quarterly Report on Form 10-Q
               for the quarter ended September 30, 1997).
     **4(g) -- Form of Debt Warrant Agreement, including form of Debt
               Warrant Certificates.
     **4(h) -- Form of Preferred Stock Warrant Agreement, including form of Preferred Stock Warrant Certificates.
     **4(i) -- Form of Common Stock Warrant Agreement, including form of
               Common Stock Warrant Certificates.
      *4(j) -- Declaration of Trust, dated as of November 14, 1997, of
               American General Capital I.
      *4(k) -- Declaration of Trust, dated as of November 14, 1997, of
               American General Capital II.
      *4(l) -- Declaration of Trust, dated as of November 14, 1997, of
               American General Capital III.
      *4(m) -- Declaration of Trust, dated as of November 14, 1997, of
               American General Capital IV.
      *4(n) -- Form of Amended and Restated Declaration of Trust to be
               entered into with respect to each of the Trusts prior to
               the offering of any securities thereby. The Amended and
               Restated Declaration of Trust with respect to any
               offering of Preferred Securities by a Trust will be filed
               as an exhibit to a Current Report on Form 8-K and
               incorporated herein by reference.

EXHIBIT
 NUMBER                             DESCRIPTION
-------                             -----------
       4(o) -- Form and Terms of the Preferred Securities (included in
               Exhibit 4(n)).
      *4(p) -- Certificate of Trust of American General Capital I.
      *4(q) -- Certificate of Trust of American General Capital II.
      *4(r) -- Certificate of Trust of American General Capital III.
      *4(s) -- Certificate of Trust of American General Capital IV.
      *4(t) -- Form of Preferred Securities Guarantee Agreement to be
               entered into with respect to each of the Trusts prior to
               the offering of any securities thereby.
      *5(a) -- Opinion and Consent of Vinson & Elkins L.L.P. with respect to the validity of securities of the Company.
      *5(b) -- Opinions and Consents of Richards, Layton & Finger, P.A.
               with respect to the validity of the securities of each
               Trust.
     **8    -- Opinion and Consent of Vinson & Elkins L.L.P. with
               respect to certain tax matters.
      12    -- Computation of Ratio of Earnings to Fixed Charges and
               Ratio of Earnings to Combined Fixed Charges and Preferred
               Stock Dividends (incorporated by reference to Exhibit 12
               to the Company's Current Report on Form 8-K dated October
               10, 1997 and Exhibit 12 to the Company's Quarterly Report
               on Form 10-Q for the quarter ended September 30, 1997).
      23(a) -- Consent of Vinson & Elkins L.L.P. (contained in their opinions in Exhibits 5(a) and 8).
      23(b) -- Consent of Richards, Layton & Finger, P.A. (contained in their opinions in Exhibit 5(b)).
   ***23(c) -- Consent of Ernst and Young LLP, Independent Auditor.
     *24    -- Powers of Attorney.
     *25(a) -- Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of Bankers Trust Company, as Trustee
               under the Senior Indenture.
     *25(b) -- Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of Bankers Trust Company, as Trustee
               under the Senior Subordinated Indenture.
     *25(c) -- Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of Bankers Trust Company, as Trustee,
               relating to the Preferred Securities of American General
               Capital I and the Junior Subordinated Debentures and
               related Preferred Securities Guarantee of the Company.
     *25(d) -- Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of Bankers Trust Company, as Trustee,
               relating to the Preferred Securities of American General
               Capital II and the Junior Subordinated Debentures and
               related Preferred Securities Guarantee of the Company.
     *25(e) -- Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of Bankers Trust Company, as Trustee,
               relating to the Preferred Securities of American General
               Capital III and the Junior Subordinated Debentures and
               related Preferred Securities Guarantee of the Company.
     *25(f) -- Statement of Eligibility under the Trust Indenture Act of
               1939, as amended, of Bankers Trust Company, as Trustee,
               relating to the Preferred Securities of American General
               Capital IV and the Junior Subordinated Debentures and
               related Preferred Securities Guarantee of the Company.


---------------


 * Previously filed.



 ** To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.



*** Filed herewith.